Exhibit 10.1

EXECUTION COPY

$500,000,000 Senior Secured Credit Facility

Amended and Restated Credit Agreement

Dated as of January 12, 2022,

among

AssetMark Financial Holdings, Inc.,

the Guarantors from time to time parties hereto,

the Lenders from time to time parties hereto,

and

Bank of Montreal,

as Administrative Agent and Sustainability Coordinator

BMO Capital Markets Corp.,

JPMorgan Chase Bank, N.A.,
Truist Securities, Inc.,

U.S. Bank National Association
and

Wells Fargo Securities, LLC,

as Joint Lead Arrangers and Joint Book Runners

Capital One, N.A.
and
Regions Bank,
as Co-Documentation Agents

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(continued)

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(continued)

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(continued)

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Page

SCHEDULES:
SCHEDULE 1	—	Commitments
SCHEDULE 5.2	—	Subsidiaries
SCHEDULE 7.1	—	Permitted Indebtedness
SCHEDULE 7.2	—	Permitted Liens
SCHEDULE 7.3	—	Permitted Investments
SCHEDULE 7.7	—	Affiliate Transactions
SCHEDULE 7.10	—	Permitted Restrictions

EXHIBITS:

EXHIBIT A	—	Notice of Payment Request
EXHIBIT B	—	Notice of Borrowing
EXHIBIT B-1	—	Form of U.S. Tax Certificate
EXHIBIT B-2	—	Form of U.S. Tax Certificate
EXHIBIT B-3	—	Form of U.S. Tax Certificate
EXHIBIT B-4	—	Form of U.S. Tax Certificate
EXHIBIT C	—	Notice of Continuation/Conversion
EXHIBIT D-1	—	Term Note
EXHIBIT D-2	—	Revolving Note
EXHIBIT E	—	Compliance Certificate
EXHIBIT F	—	Additional Guarantor Supplement
EXHIBIT G	—	Assignment and Acceptance
EXHIBIT H	—	Form of Increase Request
EXHIBIT I	—	Form of Solvency Certificate

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AMENDED AND RESTATED CREDIT AGREEMENT

This Amended and Restated Credit Agreement is entered into as of January 12, 2022, by and among AssetMark Financial Holdings, Inc., a Delaware corporation (the “Borrower”), the direct and indirect Subsidiaries of Borrower from time to time party to this Agreement, as Guarantors, the several financial institutions from time to time party to this Agreement, as Lenders, and Bank of Montreal, a Canadian chartered bank acting through its Chicago branch, as Administrative Agent as provided herein. All capitalized terms used herein without definition shall have the same meanings ascribed thereto in Section 1.1.

PRELIMINARY STATEMENT

WHEREAS, Borrower, certain financial institutions and the Administrative Agent are parties to a Credit Agreement dated as of December 30, 2020 (the “Existing Credit Agreement”);

WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement pursuant to this Agreement to, among other things, add a term loan facility; and

WHEREAS, the parties hereto intend that this Agreement and the documents executed in connection herewith not effect a novation of the obligations of the Loan Parties under the Existing Credit Agreement, but merely a restatement of and, where applicable, an amendment to the terms governing such obligations;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.DEFINITIONS; INTERPRETATION.

Section 1.1Definitions. The following terms when used herein shall have the following meanings:

“Acquired Business” means the entity or assets acquired by Borrower or a Restricted Subsidiary in an Acquisition, whether before or after the date hereof.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the equity interests of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that Borrower or the Subsidiary is the surviving entity.

“Additional Guarantor Supplement” means form attached hereto as Exhibit F or such other form reasonably acceptable to the Administrative Agent.

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“Adjusted Term SOFR” means with respect to any tenor, the per annum rate equal to the sum of (i) Term SOFR plus (ii) the Term SOFR Adjustment.

“Administrative Agent” means Bank of Montreal, in its capacity as Administrative Agent hereunder, and any successor in such capacity pursuant to Section 9.7.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 10% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 10% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

“Agreement” means this Credit Agreement, as the same may be amended, restated, supplemented, or otherwise modified from time to time pursuant to the terms hereof.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and any law, rule or regulation of any jurisdiction concerning or relating to bribery or corruption that are applicable to any Loan Party or any Subsidiary or Affiliate.

“Anti-Money Laundering Laws” means any and all Laws applicable to a Loan Party or its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the Patriot Act.

“Applicable Margin” means, with respect to Loans, Reimbursement Obligations, the Commitment Fee and the L/C Fee, until the first Pricing Date, the rates per annum shown opposite Level I below, and thereafter from one Pricing Date to the next the Applicable Margin means the rates per annum determined in accordance with the following schedule:

Level	Total Leverage Ratio for Such Pricing Date	Applicable Margin for Base Rate Loans and Reimbursement Obligations shall be:	Applicable Margin for SOFR Loans and L/C Fee shall be:	Applicable Margin for Commitment Fee shall be:
I	Less than 1.0 to 1.0	0.875%	1.875%	0.325%
II	Greater than or equal to 1.0 to 1.0, but less than or equal to 1.5 to 1.0	1.250%	2.250%	0.350%
III	Greater than 1.5 to 1.0, but less than or equal to 2.0 to 1.0	1.625%	2.625%	0.375%

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IV	Greater than 2.0 to 1.0, but less than or equal to 2.5 to 1.0	2.000%	3.000%	0.425%
V	Greater than 2.5 to 1.0	2.500%	3.500%	0.475%

For purposes hereof, the term “Pricing Date” means, for any fiscal quarter of Borrower ending on or after December 31, 2021, the date on which Administrative Agent is in receipt of Borrower’s most recent financial statements (and, in the case of the year-end financial statements, audit report) for the fiscal quarter then ended, pursuant to Section 6.5. The Applicable Margin shall be established based on the Total Leverage Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If Borrower has not delivered its financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 6.5, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level V shall apply). If Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by Administrative Agent in accordance with the foregoing shall be conclusive and binding on Borrower and the Lenders absent manifest error.

If, as a result of any restatement of or other adjustment to the financial statements of Borrower or for any other reason, Borrower or the Administrative Agent determines that (i) the Total Leverage Ratio as calculated by Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Leverage Ratio would have resulted in higher pricing for such period, Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of any Event of Default described in Section 8.1(j) or (k) with respect to Borrower has occurred and is continuing, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under any other provision of the Loan Documents. Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

“Application” is defined in Section 2.2(b).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.10), and accepted by Administrative Agent, in substantially the form of Exhibit G or

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any other form approved by Administrative Agent.

“Authorized Representative” means those persons shown on the list of officers provided by Borrower pursuant to Section 4.1 or on any update of any such list provided by Borrower to Administrative Agent, or any further or different officers of Borrower so named by any Authorized Representative of Borrower in a written notice to Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.8(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by Administrative Agent from time to time as its prime commercial rate, or its equivalent, for U.S. Dollar loans to borrowers located in the United States as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be Administrative Agent’s best or lowest rate), (b) the sum of (i) the rate determined by Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to Administrative Agent at approximately 10:00 a.m. (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by Administrative Agent for sale to Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined, plus (ii) 0.50%, and (c) the sum of (i) Term SOFR for a one-month tenor in effect on such day plus (ii) 1.10%.  Any change in the Base Rate due to a change in the prime rate, the quoted federal funds rates or Term SOFR, as applicable, shall be effective from and including the effective date of the change in such rate. If the Base Rate is being used as an alternative rate of interest pursuant to Sections 3.5 or 3.8, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above, provided that if Base Rate as determined above shall ever be less than the Floor, then

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Base Rate shall be deemed to be the Floor.

“Base Rate Loan” means a Loan bearing interest at a rate specified in Section 2.3(a).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.8.

“Benchmark Replacement” means, either of the following to the extent selected by Administrative Agent in its sole discretion,

(a)the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; or

(b)the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement,

(a)for purposes of clause (a) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent: (i) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; or (ii) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(b) for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Borrower giving due consideration to (ii) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant

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Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely,

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provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or do not, or as a specified future date will not, comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.8 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.8.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership of Borrower as required by 31 C.F.R. § 1010.230 (as amended, modified or supplemented from time to time), in form and substance satisfactory to the Administrative Agent.

“Borrower” is defined in the introductory paragraph of this Agreement.

“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders under a Credit on a single date and, in the case of SOFR Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders under a Credit according to their Percentages of such Credit. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 2.5.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois.

“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee; provided that, notwithstanding any change in GAAP that takes effect after the Closing Date that would require obligations that would be classified and accounted for as an operating lease under GAAP as existing on the Closing Date to be classified and accounted for as a Capital Lease or otherwise reflected on the consolidated balance sheet of Borrower and its Subsidiaries, such obligations shall continue to be treated as operating leases for all purposes under this Agreement.

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“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash to be held in a Collateral Account, or, if Administrative Agent and L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and L/C Issuer. “Cash Collateral” shall have a meaning analogous to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing within one (1) year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) deposit accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is fully insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven (7) days, with respect to securities satisfying the criteria in clauses (a) or (d) above, and (g) investments in money market funds that comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940.

“CFC” means any “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline, interpretation or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be

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deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means any of (a) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (other than (i) any Permitted Investors or (ii) any person or group that files a report on Schedule 13G unless and until such person or group is required to file a report on Schedule 13D) at any time of beneficial ownership of 35% or more of the outstanding capital stock or other equity interests of Borrower on a fully-diluted basis, other than acquisitions of such interests by the current directors, officers and employees of Borrower, (b) the failure of individuals who are members of the board of directors (or similar governing body) of Borrower on the Closing Date (together with any new or replacement directors whose nomination for election was approved by a majority of the directors who were either directors on the Closing Date or previously so approved) to constitute a majority of the board of directors (or similar governing body) of Borrower, or (c) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Material Indebtedness of any Loan Party or any Subsidiary of a Loan Party, shall occur.

“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 4.1 shall be satisfied or waived in a manner acceptable to Administrative Agent in its discretion.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Collateral” means all properties, rights, interests, and privileges from time to time subject to the Liens granted to Administrative Agent, or any security trustee therefor, by the Collateral Documents; provided that in no event shall the Excluded Property constitute Collateral.

“Collateral Account” is defined in Section 8.4(b).

“Collateral Documents” means the Mortgages, the Security Agreement, and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Obligations, the Hedging Liability, and the Funds Transfer and Deposit Account Liability or any part thereof.

“Commitment Fee” is defined in Section 2.10(a).

“Commitments” means the Revolving Credit Commitments and the Term Loan Commitments

“Commitment Termination Date” means January 12, 2027, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 2.13, 8.2 or 8.3.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Conforming Changes” means with respect to either the use of administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S.

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Government Securities Business Day”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus

(a)	without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:
(i)	Consolidated Interest Expense for such period,
(ii)	(x) federal, state and local income taxes for such period and (y) non-income tax expense adjustment for such period to the extent such adjustment is non-cash,
(iii)	all amounts attributable to depreciation and amortization for such period,
(iv)	any aggregate net loss during such period arising from the sale, exchange or other disposition of assets outside of the ordinary course of business,
(v)

any fees and expenses (including any transaction or retention bonus) incurred during such period, or any amortization thereof during such period, in connection with any acquisition or investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of or waiver or consent relating to any debt instrument (in each case, including transaction costs and any such transaction undertaken but not completed),

(vi)	up to $500,000 in an aggregate amount for such period of costs, fees and expenses of the board of directors of Borrower that are actually reimbursed by Borrower,
(vii)

up to $6,000,000 in an aggregate amount for such period of extraordinary, unusual or non-recurring charges (including any extraordinary, unusual or non-recurring expenses directly attributable to the implementation of cost savings initiatives), severance, relocation costs, integration and facilities’ opening costs, retention or completion bonuses, transition costs and costs related to closure/consolidation of facilities and curtailments or modifications to pension and other post-retirement employee benefit plans

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(including any settlement of pension liabilities) (in each case, other than those referred to in clause (viii) below) in any period incurred during such period; provided that the aggregate cumulative amount for all items added pursuant to this clause (vii) or clause (viii) below shall not exceed 15.0% of Consolidated EBITDA (giving effect to such adjustments) for such period,

(viii)

up to $5,000,000 in an aggregate amount for any such period of restructuring charges and expenses for such period; provided that aggregate cumulative amount for all items added pursuant to this clause (viii) and clause (vii) above shall not exceed 15.0% of Consolidated EBITDA (giving effect to such adjustments) for such period,

(ix)

any non-cash charges or losses that have been deducted in determining Consolidated Net Income for such period in accordance with GAAP, to the extent of such deduction (other than any such non-cash charge or loss in respect of an item that increased Consolidated EBITDA in a prior period that began after the Closing Date and any such non-cash charge or loss that results from the write-down or write-off of current assets),

(x)	the amount of any net losses from discontinued operations,
(xi)

the amount of any minority interest income consisting of subsidiary income attributable to minority equity interests of third parties in any Subsidiary that is not a Wholly Owned Subsidiary deducted from (and not added back in such period to) Consolidated Net Income,

(xii)	stock-based compensation award expenses,
(xiii)	any loss attributable to deferred compensation plans or trusts,
(xiv)

to the extent covered by insurance and actually reimbursed, or if there is reasonable evidence that such amount will in fact be reimbursed by a third party insurer (and only to the extent that such amount is in fact reimbursed) within two fiscal quarters of the date of such determination (with a deduction in the applicable future period for any amount so excluded to the extent not so reimbursed within such two fiscal quarter period), expenses, charges or losses with respect to business interruption (and if such expenses, charges or losses are added to Consolidated Net Income in determining Consolidated EBITDA, such insurance proceeds shall be excluded from Consolidated EBITDA),

(xv)	charges attributable to, and payments of, legal settlements, fines, judgments or orders, and
(xvi)	any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods,

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amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature; and

minus (b) without duplication, and to the extent included in determining such Consolidated Net Income, the sum of:

(i)	all cash payments made during such period on account of non-cash charges added to Consolidated Net Income pursuant to clause (a)(viii) or (a)(ix) above in a previous period,
(ii)	any extraordinary gains and all non-cash items of income for such period,
(iii)	any aggregate net gain during such period arising from the sale, exchange or other disposition of assets outside of the ordinary course of business,
(iv)	the amount of any net gains from discontinued operations,
(v)

the amount of any minority interest losses consisting of subsidiary losses attributable to minority equity interests of third parties in any Subsidiary that is not a Wholly Owned Subsidiary added back to (and not deducted in such period from) Consolidated Net Income and

(vi)	any gain attributable to deferred compensation plans or trusts, all determined on a consolidated basis in accordance with GAAP;

provided that, for purposes of calculating Consolidated EBITDA, (A) the Consolidated EBITDA of any Acquired Business acquired by Borrower or any other Restricted Subsidiary pursuant to a Permitted Acquisition or similar investment during such period shall, to the extent reasonably determinable on a going concern basis, be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period and including the pro forma adjustments described in Section 1.6) and (B) the Consolidated EBITDA attributable to any asset sale by Borrower or any other Restricted Subsidiary during such period shall be excluded for such period (assuming the consummation of such asset sale and the repayment of any Indebtedness in connection therewith and including the pro forma adjustments described in Section 1.6 with respect to such period).

“Consolidated Interest Expense” means, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capitalized Lease Obligations and Synthetic Lease Obligations) of Borrower and the other Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of Borrower or any other Restricted Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Borrower or any other Restricted Subsidiary with respect to interest rate Hedging Agreements.

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“Consolidated Net Income” means, for any period, the net income or loss of Borrower and the other Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded:

(a)the income of any Restricted Subsidiary (other than Borrower or any Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Restricted Subsidiary,

(b)the income of any person in which any other person (other than Borrower or any other Restricted Subsidiary that is a Wholly Owned Subsidiary of Borrower or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any other Restricted Subsidiary that is a Wholly Owned Subsidiary of Borrower by such person during such period,

(c)the cumulative effect of a change in accounting principles during such period to the extent included in net income or loss as determined in accordance with GAAP,

(d)any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments and

(e)the effects of acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Borrower or any other Restricted Subsidiary), as a result of any Permitted Acquisition (or other investment permitted hereunder) or the amortization or write-off of any amounts thereof.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

“Credit” means any of the Revolving Credit or the Term Credit.

“Credit Event” means the advancing of any Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and

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all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Default Rate” means:

(a)	for any Base Rate Loan, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect;
(b)

for any SOFR Loan, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect;

(c)	for any Reimbursement Obligation, the sum of 2.0% plus the amounts due under Section 2.2 with respect to such Reimbursement Obligation;
(d)	for any Letter of Credit, the sum of 2.0% plus the L/C Fee due under Section 2.10 with respect to such Letter of Credit; and
(e)	with respect to any other overdue amount (including overdue interest), the interest rate applicable to Base Rate Loans plus 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer or any Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified Borrower, the Administrative Agent or the L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or Borrower, to confirm in writing to the Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or

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similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) upon delivery of written notice of such determination to Borrower, the L/C Issuer and each Lender.

“Designated Disbursement Account” means the account of Borrower maintained with Administrative Agent or its Affiliate and designated in writing to Administrative Agent as Borrower’s Designated Disbursement Account (or such other account as Borrower and Administrative Agent may otherwise agree).

“Disposition” means the sale, lease, conveyance or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of Property, other than sales or other dispositions expressly permitted under Sections 7.4(a) through (n).

“Disregarded Domestic Person” means any Subsidiary that holds no material assets other than equity (including any debt instrument treated as equity for U.S. federal income tax purposes), or equity and indebtedness, of one or more CFCs.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Domestic Subsidiaries” means all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this

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definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) Administrative Agent, (ii) in the case of any assignment of a Revolving Credit Commitment, the L/C Issuer and (iii) unless an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower or any Guarantor or any of Borrower’s or such Guarantor’s Affiliates or Subsidiaries.

“Eligible Line of Business” means any business engaged in as of the date of this Agreement by Borrower or any of its Restricted Subsidiaries or any business reasonably related, or otherwise complimentary thereto.

“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, costs of compliance, penalties or indemnities), of any Loan Party or any Subsidiary of a Loan Party directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other legally

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enforceable consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” means any event or condition identified as such in Section 8.1.

“Event of Loss” means, with respect to any Property, any of the following:  (a) any loss, destruction or damage of such Property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Excluded Account” means a deposit or other account the balance of which consists exclusively of (and is identified when established as an account established solely for the purposes of) (a) withheld income Taxes and federal, state, local or foreign employment Taxes in such amounts as are required in the reasonable judgment of a Loan Party to be paid to the Internal Revenue Service or any other U.S., federal, state or local or foreign government agencies within the following month with respect to employees of such Loan Party, (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of any Loan Party, (c) amounts which are required to be pledged or otherwise provided as security pursuant to any requirement of any Governmental Authority or foreign pension requirement, (d) amounts to be used to fund payroll obligations (including, but not limited to, amounts payable to any employment contracts between any Loan Party and their respective employees), (e) accounts of non-Loan Parties, and (f) other deposit accounts maintained in the ordinary course of business containing cash amounts that do not exceed at any time $1,000,000 for any such account and $2,000,000 in the aggregate for all such accounts under this clause (g), unless requested by the Administrative Agent after the occurrence and during the continuation of an Event of Default.

“Excluded Property” means (a) any fee-owned real property owned by any Loan Party on the Closing Date or any after acquired fee-owned real property with a book value of less than $3,000,000; (b) any leased real property (with no obligation to obtain landlord waivers, estoppels or collateral access letters); (c) motor vehicles, airplanes and other assets subject to a certificate of title law and letter of credit rights (other than to the extent perfection can be achieved with the filing of UCC-1 financing statements), (d) Margin Stock and pledges and security interests prohibited by applicable law, rule or regulation or agreements with any Governmental Authority or which would require governmental (including regulatory) consent, approval, license or authorization to provide such security interest (with no requirement to obtain the consent of any Governmental Authority or third party), (e) any commercial tort claims except to the extent a security interest therein is required to be granted pursuant to the Security Agreement, (f) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby, (g) pledges and security interests prohibited or restricted by applicable law or agreement

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(including any requirement to obtain the consent of any governmental authority or third party; provided that at the request of the Administrative Agent, Borrower or the applicable Guarantor will make a commercially reasonable effort to obtain such consent), (h) equity interests in any person other than wholly-owned Domestic Subsidiaries to the extent applicable contractual provisions prohibit or restrict pledges or security interests therein, (i) any lease, license or agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition, provided that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such violation, invalidation or right of termination shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, agreement, property subject to a purchase money security interest or similar arrangement that does not result in any of the consequences specified above, (j) any assets to the extent a security interest in such assets would result in material adverse tax consequences as reasonably determined by Borrower and the Administrative Agent, any equity securities of a CFC or Disregarded Domestic Person directly owned by a Loan Party, in each case in excess of 65% of the total combined voting power of all equity securities of such Subsidiary and any equity securities of any Subsidiary of a CFC or a Disregarded Domestic Person, (k) any intent-to-use application trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; (l) Excluded Accounts; and (m) any assets where the cost of obtaining a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby as agreed by the Administrative Agent in writing.

“Excluded Subsidiary” means each of the following:

(a)any Foreign Subsidiary,

(b)any Subsidiary that is a direct or indirect subsidiary of a CFC or a Disregarded Domestic Person,

(c)any CFC,

(d)any Disregarded Domestic Person,

(e)any Subsidiary (i) constituting a mutual fund, unregistered investment fund or other investment company (including any statutory trust constituted for such purpose) or (ii) that is a CFTC-registered introducing broker or a FINRA-member broker-dealer,

(f)any Unrestricted Subsidiary,

(g)any Subsidiary to the extent that the provision by such Subsidiary of a Guarantee in respect of the Obligations (i) is prohibited or restricted by (A) applicable law, rule or regulation or (B) any contractual obligation existing on the Closing Date (or, with respect to any Subsidiary

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acquired after the Closing Date, on the date such Subsidiary is so acquired, so long as such contractual obligation was not incurred in contemplation of such investment) or (ii) would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received,

(h)any Subsidiary that is not a Wholly Owned Subsidiary of Borrower,

(i)any Immaterial Subsidiary,

(j)upon the request of Borrower, any Subsidiary for which the burden or cost to such Subsidiary of providing a Guarantee of the Obligations is excessive in relation to the value afforded to the Lenders thereby, as reasonably determined by Borrower and Administrative Agent,

(k)any Subsidiary with respect to which providing a Guarantee would result in material adverse tax consequences as reasonably determined by Borrower and the Administrative Agent,

(l)not-for-profit subsidiaries, captive insurance subsidiaries and special purposes entities used for permitted securitization facilities,

(m)solely in the case of any obligation under any Hedging Agreement secured pursuant to a Loan document that constitutes a “swap” within the meaning of Section 1(a)(47) of the Commodity Exchange Act (after giving effect to a customary “keepwell” provision applicable under the Guaranty), any subsidiary of Borrower that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act, and

(n)without limiting clauses (f) and (j) above, any subsidiary acquired by Borrower or any Restricted Subsidiary that, at the time of the relevant acquisition, is an obligor in respect of assumed indebtedness that is permitted by this Agreement to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such subsidiary from providing the Guarantee and the relevant prohibition was not incurred in contemplation of such acquisition;

provided, that, notwithstanding the foregoing clauses (a) through (m), Borrower may, at its option and with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), cause any domestic Restricted Subsidiary that would otherwise be an Excluded Subsidiary pursuant to the foregoing definition to be deemed not to be an Excluded Subsidiary for purposes of the Loan Documents.

“Excluded Swap Obligation” means any Swap Obligation of a Loan Party (other than the direct counterparty of such Swap Obligation) if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master

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agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment requested by Borrower under Section 2.14) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.1(c), and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning assigned to such term in the Recitals.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means the fluctuating interest rate per annum described in part (i) of clause (b) of the definition of Base Rate.

“Financial Officer” of any Person means the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Floor” means the rate per annum of interest equal to 0.0%.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Revolver Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by the L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in

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making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funds Transfer and Deposit Account Liability” means the liability of Borrower or any Restricted Subsidiary owing to any of the Lenders, or any Affiliates of such Lenders (or Person that was a Lender or Affiliate of a Lender at the time it entered into any of the following), arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from deposit accounts of Borrower and/or any Restricted Subsidiary now or hereafter maintained with any of the Lenders or their Affiliates (or Person that was a Lender or Affiliate of a Lender at the time such arrangement was consummated), (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, and (c) any other deposit, disbursement, and cash management services afforded to Borrower or any Restricted Subsidiary by any of such Lenders or their Affiliates (or Person that was a Lender or Affiliate of a Lender at the time such arrangement was consummated), and (d) any debit cards and credit cards maintained with any Lender or any of its Affiliates (or Person that was a Lender or Affiliate of a Lender at the time such arrangement was consummated).

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business

“Guarantor” and “Guarantors” each is defined in Section 6.12(a).

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“Guaranty” and “Guaranties” each is defined in Section 6.12(a).

“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Hazardous Material Activity” means any activity, event or occurrence involving a Hazardous Material, including the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Loan Party or its Subsidiaries shall be a Hedging Agreement.

“Hedging Liability” means the liability of any Loan Party or other Restricted Subsidiary to any of the Lenders, or any Affiliates of such Lenders (or Person that was a Lender or Affiliate of a Lender at the time it entered into any Hedging Agreement) in respect of any Hedging Agreement of the type permitted under Section 7.1(c) as such Loan Party or Restricted Subsidiary may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates (or Person that was a Lender or Affiliate of a Lender at the time it entered into any Hedging Agreement), whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor); provided, however, that, with respect to any Guarantor, Hedging Liability Guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.

“Hostile Acquisition” means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, or as to which such approval has been withdrawn.

“Immaterial Subsidiary” means, at any date, unless otherwise designated by Borrower in a written notice to the Administrative Agent or unless such Subsidiary is a Loan Party on the Closing Date, any Subsidiary that, together with such Subsidiary’s consolidated Subsidiaries, (a) does not, as of the end of the most recently ended period of four consecutive fiscal quarters of Borrower, have assets with a fair market value in excess of 1.5% of Total Assets and (b) did not, for the most recently ended period of four consecutive fiscal quarters of Borrower, have revenues exceeding 1.5% of the total revenues of Borrower and its Subsidiaries on a consolidated basis; provided that the aggregate assets or revenues of all Immaterial Subsidiaries, determined in

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accordance with GAAP, as of the end of or for any period of four consecutive fiscal quarters of Borrower may not exceed 5.0% of Total Assets or consolidated revenues, respectively, of Borrower and its Subsidiaries on a consolidated basis (and Borrower will designate in writing to the Administrative Agent from time to time as necessary the Subsidiaries that will cease to be “Immaterial Subsidiaries” in order to comply with the foregoing limitation).

“Indebtedness” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than (x) accrued expenses and trade accounts payable arising in the ordinary course of business which are not more than ninety (90) days past due, (y) earn-out and similar obligations and (z) liabilities associated with customer prepayments and deposits), (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances and other extensions of credit whether or not representing obligations for borrowed money, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person or any warrant, right or option to acquire such equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) all net obligations (determined as of any time based on the termination value thereof) of such Person under any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement; (h) obligations under any earn-out or similar obligation so long as it is required to be reflected as a liability on the balance sheet of such Person in accordance with GAAP and is not paid within five (5) days of becoming due and (i) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Coverage Ratio” means, as of the last day of any fiscal quarter of Borrower, the ratio of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the period of four consecutive fiscal quarters of Borrower then ended to cash Interest Expense on all Indebtedness of Borrower and its Restricted Subsidiaries for the same period of four consecutive fiscal quarters of Borrower.

“Interest Expense” means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any SOFR Loan, the last day of each

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Interest Period with respect to such SOFR Loan and on the maturity date and, if the applicable Interest Period is longer than three months, on each day occurring every three (3) months after the commencement of such Interest Period, and (b) with respect to any Base Rate Loan, the last day of every calendar quarter and on the maturity date.

“Interest Period” means the period commencing on the date a Borrowing of SOFR Loans is advanced, continued, or created by conversion and ending one, three or six months thereafter, provided, that:

(a)	no Interest Period shall extend beyond the final maturity date of the relevant Loans;
(b)

no Interest Period with respect to any portion of the Term Loans shall extend beyond a date on which Borrower is required to make a scheduled payment of principal on the Term Loans, unless the sum of (i) the aggregate principal amount of Term Loans that are Base Rate Loans plus (ii) the aggregate principal amount of Term Loans, that are SOFR Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount to be paid on the Term Loans on such payment date;

(c)

whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of SOFR Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day;

(d)

for purposes of determining an Interest Period for a Borrowing of SOFR Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end;

(e) no tenor that has been removed from this definition pursuant to Section 3.8 shall be available for specification in a Borrowing Request or Interest Election Request.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes, obligatory government orders, decrees and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

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“L/C Fee” is defined in Section 2.10(b).

“L/C Issuer” means Bank of Montreal, in its capacity as the issuer of Letters of Credit hereunder, its successors in such capacity as provided in Section 2.2(h) and any other Lender which, with the written consent of and subject to documentation reasonably satisfactory to Borrower and the Administrative Agent (such consents not to be unreasonably withheld), agrees to be an issuer of one or more Letters of Credit.

“L/C Obligations” means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations. The L/C Obligation of any Lender at any time shall be its Percentage of the aggregate L/C Obligations at such time.

“L/C Sublimit” means the lesser of (a) $20,000,000 and (b) 10% of the Revolving Credit Commitment Amount, as may be adjusted from time to time pursuant to the terms hereof.

“Legal Requirement” means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority, whether federal, state, or local.

“Lenders” means and includes Bank of Montreal and the other financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section 11.10.

“Lending Office” is defined in Section 3.7.

“Letter of Credit” is defined in Section 2.2(a).

“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

“Loan” means any Revolving Loan or Term Loan, whether outstanding as a Base Rate Loan or SOFR Loan or otherwise, each of which is a “type” of Loan hereunder.

“Loan Documents” means this Agreement, the Notes (if any), the Applications, the Collateral Documents, the Guaranties, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

“Loan Parties” means Borrower and each Guarantor, collectively.

“Margin Stock” has the meaning ascribed to it in Regulation U.

“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property or financial condition of the Loan Parties and their Subsidiaries taken as a whole, (b) a material impairment of the ability of the Loan Parties to perform their material obligations under the Loan Documents taken as a whole or (c) a material adverse effect upon rights and remedies of the Administrative Agent and the Lenders thereunder (taken as a whole).

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“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Loan Parties and its Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “obligations” of any Loan Party or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 102% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole reasonable discretion and in approximate amounts determined in accordance with clause (i).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means, collectively, any mortgages or deeds of trust between Borrower or the relevant Guarantor and Administrative Agent relating to such Person’s owned real property.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Disposition by a Person, cash and cash equivalent proceeds received by or for such Person’s account, net of (i) reasonable direct costs relating to such Disposition and (ii) sale, use or other transactional taxes paid or payable by such Person as a direct result of such Disposition, (b) with respect to any Event of Loss of a Person, cash and cash equivalent proceeds received by or for such Person’s account (whether as a result of payments made under any applicable insurance policy therefor or in connection with condemnation proceedings or otherwise), net of reasonable direct costs incurred in connection with the collection of such proceeds, awards or other payments, and (c) with respect to any offering of equity securities of a Person or the issuance of any Indebtedness by a Person, cash and cash equivalent proceeds received by or for such Person’s account, net of reasonable legal, underwriting, and other fees and expenses incurred as a direct result thereof.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 11.11 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” is defined in Section 2.9.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means all obligations of Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of Borrower or other Loan Party arising under or in

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relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired; provided, that Obligations shall not include Excluded Swap Obligations.

“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

“OFAC Sanctions Programs” means all laws, regulations, and Executive Orders administered by the U.S. government, including those administered by the U.S. Department of State and OFAC, including without limitation, the Bank Secrecy Act, Anti-Money Laundering Laws, and all economic, financial and trade sanction programs or embargoes imposed, administered or enforced from time to time by OFAC, any and all similar United States federal laws, regulations or Executive Orders (whether administered by OFAC or otherwise), and any similar laws, regulations or orders adopted by any State within the United States.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” is defined in Section 3.2.

“Participant” is defined in Section 11.9.

“Participant Register” is defined in Section 11.9.

“Participating Interest” is defined in Section 2.2(e).

“Participating Lender” is defined in Section 2.2(e).

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)).

“Payment in Full” means as of any date of determination, (i) the indefeasible payment in full in cash of all Loans and unpaid Reimbursement Obligations, together with accrued and unpaid interest thereon; (ii) the Commitments to lend under this Agreement are terminated, (iii) the termination, expiration or cancellation and return of all outstanding Letters of Credit (other than Letters of Credit that have been Cash Collateralized); and (iv) the indefeasible payment in full in cash of all fees, reimbursable expenses and other Obligations (other than Hedging Liability, Funds Transfer and Deposit Account Liability and contingent indemnification obligations and Reimbursement Obligations in respect of which no claim for payment has yet been asserted by the Person entitled thereto).

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

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“Percentage” means for any Lender its Revolver Percentage or Term Loan Percentage, as applicable; and where the term “Percentage” is applied on an aggregate basis (including Section 9.6), such aggregate percentage shall be calculated by aggregating the separate components of the Revolver Percentage and Term Loan Percentage, and expressing such components on a single percentage basis.

“Permitted Acquisition” means any Acquisition with respect to which all of the following conditions shall have been satisfied:

(a)	the Acquired Business is in an Eligible Line of Business;
(b)	the Acquisition shall not be a Hostile Acquisition;
(c)

the financial statements of the Acquired Business shall have been audited by a recognized accounting firm or such financial statements shall have undergone review of a scope satisfactory to the Administrative Agent; provided that if the Total Consideration for such acquisition does not exceed $25,000,000, such financial statements shall not be required unless such financial statements are available to Borrower;

(d)

Total Consideration paid by or on behalf of Borrower and the other Restricted Subsidiaries for any such acquisition of a person that does not become a Loan Party (including by way of merger) or of assets (other than immaterial owned real property) that do not become Collateral, when aggregated with the Total Consideration paid by or on behalf of Borrower and its Subsidiaries for all other acquisitions made by Borrower and its Subsidiaries of persons that do not become Loan Parties (including by way of merger) or of assets (other than immaterial owned real property) that do not become Collateral, shall not exceed $25,000,000;

(e)

Borrower shall have notified the Administrative Agent and Lenders not less than 10 Business Days prior (or such shorter period as the Administrative Agent may agree to in its sole discretion) to any such acquisition and furnished to the Administrative Agent and Lenders at such time reasonable details as to such Acquisition (including sources and uses of funds therefor); provided, if the Total Consideration for such acquisition does not exceed $25,000,000, Borrower shall provide notice to the Administrative Agent and the Lenders at any time prior to, or concurrently with the consummation of, such acquisition;

(f)	if a new Subsidiary is formed or acquired as a result of or in connection with the Acquisition, Borrower shall have complied with the requirements of Section 6.12 in connection therewith;
(g)

if such Acquisition is structured as a merger, then (i) if Borrower is involved in such merger, Borrower shall be the surviving entity; and (ii) if any Guarantor is subject to such merger, a Guarantor shall be the surviving entity or the surviving entity shall be joined as a Guarantor;

(h) Borrower shall have provided the Administrative Agent and the Lenders three year historical financial information (to the extent the same is available) and pro forma financial forecasts, for the lesser of four years and the remaining term of this

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Agreement, of the Acquired Business on a stand alone basis as well as of Borrower on a consolidated basis after giving effect to the Acquisition and covenant compliance calculations demonstrating satisfaction of the condition described in clause (i) below;

(i) the Administrative Agent shall have received a certificate of a responsible officer of Borrower demonstrating, to the satisfaction of the Administrative Agent, pro forma compliance with Section 7.13) (looking back four complete fiscal quarters) after giving effect to such Acquisition; and

(j)	after giving effect to such Acquisition and any Credit Event in connection therewith, no Default shall exist.

“Permitted Investors” means Huatai Securities Co., Ltd. and any of its Affiliates.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.

“Premises” means the real property owned or leased by Borrower or any Restricted Subsidiary, including the real property and improvements thereon owned by Borrower or any Restricted Subsidiary subject to the Lien of the Mortgages or any other Collateral Documents.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keep-well under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means (a) the Administrative Agent, (b) any Lender, or (c) the L/C Issuer.

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“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Reimbursement Obligation” is defined in Section 2.2(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing into the indoor or outdoor environment, including the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.

“Relevant Governmental Body” means the FRB and/or the NYFRB, or a committee officially endorsed or convened by the FRB and/or the NYFRB, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, subject to Section 2.15, as of the date of determination thereof, Lenders whose outstanding Loans, L/C Obligations and Unused Revolving Credit Commitments constitute more than 50% of the sum of the total outstanding Loans, L/C Obligations and Unused Revolving Credit Commitments of the Lenders.

“Rescindable Amount” is defined in Section 2.11(b).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any person means any executive officer or Financial Officer of such Person and any other officer, general partner or managing member or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement whose signature and incumbency shall have been certified to the Administrative Agent on or after the Closing Date pursuant to an incumbency certificate of the type contemplated by Section 4.1.

“Restricted Payments” is defined in Section 7.6.

“Restricted Subsidiary” means, collectively, (i) any existing or future direct or indirect subsidiary of Borrower, other than any Unrestricted Subsidiary and (ii) at all times, Borrower.

“Revolver Percentage” means, for each Lender, the percentage of the Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all Revolving Loans and L/C Obligations then outstanding.

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“Revolving Credit” means the credit facility for making Revolving Loans and issuing Letters of Credit described in Sections 2.1 and 2.2.

“Revolving Credit Commitment Amount” means $375,000,000, as such amount is increased or reduced from time to time pursuant to the terms hereof.

“Revolving Credit Commitments” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit issued for the account of Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be increased or reduced from time to time pursuant to the terms hereof.

“Revolving Loan” is defined in Section 2.1(b).

“S&P” means Standard & Poor’s Ratings Services Group, a Standard & Poor’s Financial Services LLC business.

“Secured Parties” means (a) Administrative Agent, (b) each Lender, (c) the L/C Issuer, (d) each Lender and Affiliate of a Lender to which any Loan Party or other Restricted Subsidiary is obligated in respect of Hedging Liability and/or Funds Transfer and Deposit Account Liability (or Person who was a Lender or Affiliate of a Lender at the time such Person entered into an agreement with a Loan Party or other Restricted Subsidiary in respect of any Hedging Liability and/or Funds Transfer and Deposit Account Liability), and (e) each Related Party entitled to indemnification under Section 11.13.

“Security Agreement” means that certain Security Agreement dated as of December 30, 2020 among Borrower and the Guarantors and Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time.

“Significant Subsidiary” means, at any time the same is determined, any Subsidiary of Borrower (i) constituting 5% or more of Total Assets of Borrower and its Subsidiaries on a consolidated basis or (ii) whose Consolidated EBITDA for the twelve months then ended constitutes 5% or more of Consolidated EBITDA of Borrower and its Subsidiaries for such twelve month period

“SOFR” means a rate equal to the secured overnight financing rate as administered by the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan bearing interest based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate.”

“Specified Representations” means the representations and warranties set forth in Sections 5.1, 5.3, 5.4, 5.15, 5.18 and 5.20.

“Subordinated Debt” means Indebtedness which is subordinated in right of payment to the prior payment of the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability pursuant to subordination provisions approved in writing by Administrative Agent and is otherwise pursuant to documentation that is, which is in an amount that is, and which contains

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interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms that are, in each case, in form and substance satisfactory to Administrative Agent.

“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of Borrower or of any of its direct or indirect Subsidiaries.

“Sustainability Coordinator” means Bank of Montreal in its capacity as a sustainability coordinator.

“Sustainability Linked Loan Principles” means the Sustainability Linked Loan Principles (as published in May 2021 by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association) or such other principles and metrics mutually agreed to by Borrower and the Sustainability Coordinator (each acting reasonably).

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Credit” means the credit facility for the Term Loans described in Section 2.1(a).

“Term Loan” is defined in Section 2.1(a).

“Term Loan Commitment” means, as to any Lender, the obligation of such Lender to make its Term Loan on the Closing Date in the principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof. Borrower and the Lenders acknowledge and agree that the amount of the Term Loan Commitments of the Lenders aggregate $125,000,000 on the date hereof.

“Term Loan Percentage” means, for each Lender, the percentage of the Term Loan Commitments represented by such Lender’s Term Loan Commitment or, if the Term Loan Commitments have been terminated or have expired, the percentage held by such Lender of the aggregate principal amount of all Term Loans then outstanding.

“Term SOFR” means, for the applicable tenor, the Term SOFR Reference Rate on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (a) in the case of SOFR Loans, the first day of such applicable Interest Period, or (b) with respect to Base Rate, such day of determination of the Base Rate, in each case as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference

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Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day; provided, if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” means a percentage per annum equal to 0.10% for an Interest Period  of one-month’s duration, 0.15% for an Interest Period of three months’ duration and 0.25% for an Interest Period of six months’ duration.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” means, at any time, the most recent period of four consecutive fiscal quarters of Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have delivered pursuant to Section 6.5.

“Total Assets” means, at any date, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of Borrower and the other Restricted Subsidiaries on such date.

“Total Consideration” means, with respect to an Acquisition, the sum (but without duplication) of (a) cash paid or payable in connection with any Acquisition, whether paid at or prior to or after the closing thereof, (b) indebtedness payable to the seller in connection with such Acquisition, including all “earn-out” and other future payment obligations subject to the occurrence of any contingency (provided that, in the case of any future payment subject to a contingency, such shall be considered part of the Total Consideration to the extent of the reserve, if any, required under GAAP to be established in respect thereof by any Loan Party or any Subsidiary of a Loan Party), (c) the fair market value of any equity securities, including any warrants or options therefor, delivered in connection with any Acquisition (other than issuances of equity securities to employees of the Acquired Business), (d) the present value of covenants not to compete entered into in connection with such Acquisition or other future payments which are required to be made over a period of time and are not contingent upon any Loan Party or its Subsidiary meeting financial performance objectives (exclusive of salaries paid in the ordinary course of business) (discounted at the Base Rate), but only to the extent not included in clause (a), (b) or (c) above, and (e) the amount of indebtedness assumed in connection with such Acquisition.

“Total Funded Debt” means, at any time the same is to be determined, the sum (but without duplication) of (a) all Indebtedness of Borrower and its Restricted Subsidiaries at such

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time described in clauses (a), (b), (d), (e) and (h) of the definition of “Indebtedness” (in the case of clause (e), to the extent a drawing is made thereunder and has not been reimbursed (except to the extent reimbursed with the proceeds of Indebtedness otherwise described in this clause (a))), and (b) all Indebtedness of any other Person of a type described in clause (a) above which is directly or indirectly guaranteed by Borrower or any of its Restricted Subsidiaries or which Borrower or any of its Restricted Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which Borrower or any of its Restricted Subsidiaries has otherwise assured a creditor against loss.

“Total Leverage Ratio” means, as of the last day of any fiscal quarter of Borrower, the ratio of Total Funded Debt of Borrower and its Restricted Subsidiaries as of the last day of such fiscal quarter to Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the period of four fiscal quarters then ended.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested non-forfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

“Unrestricted Subsidiary” means (a) any Subsidiary designated by Borrower as an Unrestricted Subsidiary pursuant to Section 6.13 subsequent to the Closing Date and (b) any Subsidiary of an Unrestricted Subsidiary; provided that in no event shall Borrower be an Unrestricted Subsidiary.

“Unused Revolving Credit Commitments” means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations.

“U.S. Dollars” and “$” each means the lawful currency of the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

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“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.

“Wholly Owned Subsidiary” means a Restricted Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares as required by law) or other equity interests are owned by Borrower and/or one or more Wholly Owned Subsidiaries within the meaning of this definition.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references to time of day herein are references to Illinois, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. The term “shall” shall have the same meaning as the term “will”. All incorporation by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and such incorporation shall include all necessary definitions and related provisions from such other agreements but including only amendments thereto agreed to by the Lenders, and shall survive any termination of such other agreements until Payment in Full. Any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time and any successor law or regulation. References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include

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all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time.

Section 1.3Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 5.5 and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either Borrower or the Required Lenders may by notice to the Lenders and Borrower, respectively, require that the Lenders and Borrower negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of Borrower and its Restricted Subsidiaries shall be the same as if such change had not been made. No delay by Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 1.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

Section 1.4Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.5Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred

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from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Section 1.6Pro Forma and Other Calculations.

(a)Notwithstanding anything to the contrary herein, the Total Leverage Ratio, Interest Coverage Ratio and Consolidated EBITDA shall be calculated in the manner prescribed by this Section.

(b)For purposes of calculating the Total Leverage Ratio, the Interest Coverage Ratio and Consolidated EBITDA, Specified Transactions that have been completed by Borrower or any of its Restricted Subsidiaries during any four consecutive fiscal quarter period, and prior to or simultaneously with the event with respect to which the calculation of any such ratio is being made, shall be calculated on a pro forma basis assuming that all such Specified Transactions had occurred on the first day of the applicable four quarter period. If since the beginning of any such four quarter period any person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Borrower or any other Restricted Subsidiary since the beginning of such period shall have completed any Specified Transaction that would have required adjustment pursuant to this Section, then the Total Leverage Ratio and the Interest Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Specified Transaction occurred at the beginning of the applicable period of four consecutive fiscal quarters. Notwithstanding the foregoing, at the election of Borrower, such pro forma adjustment shall not be required to be determined for any acquired entity or business to the extent the aggregate consideration or other amount paid in connection with such Specified Transaction is less than $5,000,000.

(c)Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio (including Section 7.13 hereof, any Total Leverage Ratio or the Interest Coverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to any substantially concurrent utilization of the Incurrence-Based Amounts.

(d)For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including any leverage ratio or the amount of Consolidated EBITDA), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs (or at such other time elected by Borrower in accordance with Section 1.6(f) below), as the case may be, and no default or event of default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs (or at such time elected by Borrower in accordance with Section 1.6(f) below), as the case may be.

(e)Notwithstanding anything in this Agreement or any other Loan Document to the contrary, to the extent that this Agreement or any other Loan Document requires (i) compliance with any financial ratio or test (including the financial maintenance covenant set forth in Section 7.13), (ii) accuracy of representations and warranties (other than Specified Representations), (iii) the absence of a Default (or any type of Default) or (iv) testing availability under baskets set forth herein (including compliance with any cap expressed as a percentage of Consolidated EBITDA), in each case, as a condition to the consummation of any transaction in connection with any Acquisition or similar investment, the determination of whether the relevant condition is satisfied may be made, at the election of Borrower, at the time of the execution of the definitive agreement with respect to the relevant acquisition or investment, after giving effect to the acquisition or investment and any related Indebtedness and Liens on a pro forma basis. If Borrower makes any such election to determine whether the relevant condition is satisfied at the times set forth in the foregoing sentence, for purposes of calculating the availability under any basket hereunder in connection with any action or transaction following such time and prior to the earlier of the date on which such acquisition or other investment, as applicable, is consummated or the date that the definitive agreement is terminated, expires or passes, as applicable, without consummation thereof, any such basket shall be determined or tested giving pro forma effect to such acquisition or other and any actions or transactions related thereto (including the incurrence of any Indebtedness in connection therewith).

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(f)For purpose of this Section 1.6, “Specified Transaction” shall mean any acquisition or other investment, disposition or other specified transaction (including, for the avoidance of doubt, acquisitions occurring prior to the Closing Date), restructurings, cost savings initiatives and other similar initiatives.

Section 1.7Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

Section 1.8Allocation of Revolving Loans and Percentages on the Closing Date.

(a)Borrower and each Lender agree that, effective on the Closing Date, (i) this Agreement shall amend and restate in its entirety the Existing Credit Agreement and (ii) the outstanding “Revolving Loans” under (and as such quoted terms are defined in) the Existing Credit Agreement shall be allocated among the Lenders under the Revolving Credit in accordance with their respective Revolver Percentages.

(b)To facilitate the allocation described in clause (a), on the Closing Date, (i) all “Revolving Loans” under the Existing Credit Agreement (“Existing Loans”) shall be deemed to be Revolving Loans hereunder, (ii) each Lender which is a party to the Existing Credit Agreement (an “Existing Lender”) shall transfer to the Administrative Agent an amount equal to the excess, if any, of such Lender’s pro rata share (according to its Revolver Percentage) of the outstanding Revolving Loans hereunder (including any Revolving Loans made on the Closing Date) over the amount of all of such Lender’s Existing Loans, (iii) each Lender which is not a party to the Existing Credit Agreement shall transfer to the Administrative Agent an amount equal to such Lender’s pro rata share (according to its Revolver Percentage) of the outstanding Revolving Loans hereunder (including any Revolving Loans made on the Closing Date), (iv) the Administrative Agent shall apply the funds received from the Lenders pursuant to clauses (ii) and (iii), first, on behalf of the Lenders (pro rata according to the amount of the

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applicable Existing Loans each is required to purchase to achieve the allocation described in clause (a)), to purchase from each Existing Lender which has Existing Loans in excess of such Lender’s pro rata share (according to its Revolver Percentage) of the outstanding Revolving Loans hereunder (including any Revolving Loans made on the Closing Date), a portion of such Existing Loans equal to such excess, second, to pay to each Existing Lender all interest, fees and other amounts (including amounts payable pursuant to Section 3.3 of the Existing Credit Agreement, assuming for such purpose that the Existing Loans were prepaid rather than allocated on the Closing Date) owed to such Existing Lender under the Existing Credit Agreement (whether or not otherwise then due) and, third, as Borrower shall direct, and (v) all Revolving Loans shall commence new Interest Periods in accordance with elections made by Borrower at least three Business Days prior to the Closing Date pursuant to the procedures applicable to conversions and continuations set forth in Section 2.5 (all as if the Existing Loans were continued or converted on the Closing Date). To the extent Borrower fails to make a timely election pursuant to clause (v) of the preceding sentence with respect to any Revolving Loans, such Loans shall be Base Rate Loans.

SECTION 2.THE CREDIT FACILITIES.

Section 2.1Commitments.

(a)Term Loan Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan (individually a “Term Loan” and collectively for all the Lenders the “Term Loans”) in U.S. Dollars to Borrower in the amount of such Lender’s Term Loan Commitment. The Term Loans shall be advanced in a single Borrowing on the Closing Date and shall be made ratably by the Lenders in proportion to their respective Term Loan Percentages, at which time the Term Loan Commitments shall expire. As provided in Section 2.5(a), Borrower may elect that the Term Loans be outstanding as Base Rate Loans or SOFR Loans. No amount repaid or prepaid on any Term Loan may be borrowed again.

(b)Revolving Loan Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loans (individually a “Revolving Loan” and collectively for all the Lenders the “Revolving Loans”) in U.S. Dollars to Borrower from time to time on a revolving basis up to the amount of such Lender’s Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Commitment Termination Date. The sum of the aggregate principal amount of Revolving Loans and L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitment Amount. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Revolver Percentage. As provided in Section 2.5(a), Borrower may elect that each Borrowing of Revolving Loans be either Base Rate Loans or SOFR Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Commitment Termination Date, subject to the terms and conditions hereof.

Section 2.2Letters of Credit.

(a)General Terms. (i) Subject to the terms and conditions hereof, as part of the Revolving Credit, the L/C Issuer shall issue standby and commercial letters of credit (each a

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“Letter of Credit”) for the account of Borrower or for the account of Borrower and one or more of its Restricted Subsidiaries in an aggregate undrawn face amount up to the L/C Sublimit. Each Letter of Credit shall be issued by the L/C Issuer, but each Lender shall be obligated to reimburse the L/C Issuer for such Lender’s Revolver Percentage of the amount of each drawing thereunder and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding.

(ii)The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

(C)except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial amount less than $5,000,000;

(D)a default of any Lender’s obligations to fund under Section 2.5(d) exists, unless the L/C Issuer has entered into satisfactory arrangements with Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender;

(E)except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than U.S. Dollars; or

(F)any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(b)Applications. At any time before the date thirty days prior to the Commitment Termination Date, the L/C Issuer shall, at the request of Borrower, issue one or more Letters of Credit in U.S. Dollars, in a form satisfactory to the L/C Issuer, with expiration dates no later than the earlier of 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) or thirty days prior to the Commitment Termination Date, in an aggregate face amount as set forth above, upon the receipt of an application duly executed by Borrower and, if such Letter of Credit is for the account of one of its Restricted Subsidiaries, such Restricted Subsidiary for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an “Application”). Notwithstanding anything contained in any Application to the contrary: (i) Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.10, and (ii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, Borrower’s obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). If Borrower so requests in any Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date which shall comply with this paragraph; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of the last sentence of this clause (b) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 4.2 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension. The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of Borrower subject to the conditions of Section 4 and the other terms of this Section 2.2.

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(c)The Reimbursement Obligations. Subject to Section 2.2(b), the obligation of Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 Noon on the date when each drawing is to be paid if Borrower has been informed of such drawing by the L/C Issuer on or before 11:00 a.m. on the date when such drawing is to be paid or, if notice of such drawing is given to Borrower after 11:00 a.m. on the date when such drawing is to be paid, by no later

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than 12:00 Noon on the following Business Day, in immediately available funds in U.S. Dollars at Administrative Agent’s principal office in Chicago, Illinois, or such other office as Administrative Agent may designate in writing to Borrower (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds). If Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 2.2(e) below, then all payments thereafter received by Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 2.2(e) below.

(d)Obligations Absolute. Borrower’s obligation to reimburse L/C Obligations as provided in subsection (c) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the relevant Application under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrower’s obligations hereunder. The responsibility of the L/C Issuer to Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit. None of Administrative Agent, the Lenders, or the L/C Issuer shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the first sentence of this clause (d)), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable Law) suffered by Borrower that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as finally determined by a court of competent jurisdiction), the L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

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(e)The Participating Interests. Each Lender (other than the Lender acting as L/C Issuer in issuing the relevant Letter of Credit), by its acceptance hereof, shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the L/C Issuer, and the L/C Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each such Lender (a “Participating Lender”), an undivided percentage participating interest (a “Participating Interest”), to the extent of its Revolver Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is to be paid, as set forth in Section 2.2(c) above, or if the L/C Issuer is required at any time to return to Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A from the L/C Issuer (with a copy to Administrative Agent) to such effect, if such certificate is received before 1:00 p.m., or not later than 1:00 p.m. the following Business Day, if such certificate is received after such time, pay to Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender’s Revolver Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by the L/C Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Revolver Percentage thereof as a Lender hereunder. The several obligations of the Participating Lenders to the L/C Issuer under this Section 2.2 shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set off, counterclaim or defense to payment which any Participating Lender may have or have had against Borrower, the L/C Issuer, Administrative Agent, any Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or by any reduction or termination of the Commitment of any Lender, and each payment by a Participating Lender under this Section 2.2 shall be made without any offset, abatement, withholding or reduction whatsoever.

(f)Indemnification. The Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the L/C Issuer (to the extent not reimbursed by Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such L/C Issuer’s gross negligence or willful misconduct) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this Section 2.2(f) and all other parts of this Section 2.2 shall be unconditional, irrevocable and survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.

(g)Manner of Requesting a Letter of Credit. Borrower shall provide at least five (5) Business Days’ advance written notice to Administrative Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by Borrower and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement. Administrative Agent shall promptly notify the L/C Issuer of Administrative Agent’s receipt of each such notice (and the L/C Issuer shall be entitled to assume that the conditions precedent to any such issuance, extension, amendment or increase have been satisfied unless notified to the contrary by Administrative Agent or the Required Lenders) and the L/C Issuer shall promptly notify Administrative Agent and the Lenders of the issuance of the Letter of Credit so requested.

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(h)Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by written agreement among Borrower, Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement of a L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

Section 2.3Applicable Interest Rates. (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a SOFR Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable by Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).

(b)SOFR Loans. Each SOFR Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted Term SOFR applicable for such Interest Period, payable by Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).

(c)Rate Determinations. Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.  In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or

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in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.  The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.4Minimum Borrowing Amounts; Maximum SOFR Loans. Each Borrowing of Base Rate Loans shall be in an amount not less than $250,000. Each Borrowing of SOFR Loans advanced, continued or converted shall be in an amount equal to $1,000,000 or such greater amount which is an integral multiple of $500,000. Without Administrative Agent’s consent, there shall not be more than 10 Borrowings of SOFR Loans outstanding hereunder at any one time.

Section 2.5Manner of Borrowing Loans and Designating Applicable Interest Rates.

(a)Notice to Administrative Agent. Borrower shall give notice to Administrative Agent by no later than 12:00 noon: (i) at least three (3) Business Days before the date on which Borrower requests the Lenders to advance a Borrowing of SOFR Loans and (ii) on the date Borrower requests the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing set forth in Section 2.4, a portion thereof, as follows: (i) if such Borrowing is of SOFR Loans, on the last day of the Interest Period applicable thereto, Borrower may continue part or all of such Borrowing as SOFR Loans or convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, Borrower may convert all or part of such Borrowing into SOFR Loans for an Interest Period or Interest Periods specified by Borrower. Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to Administrative Agent by telephone, telecopy, or other telecommunication device acceptable to Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to Administrative Agent. Notice of the continuation of a Borrowing of SOFR Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Base Rate Loans into SOFR Loans must be given by no later than 10:00 a.m. at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of SOFR Loans, the Interest Period applicable thereto. Upon notice to Borrower by Administrative Agent or the Required Lenders (or, in the case of an Event of Default under Section 8.1(j) or 8.1(k) with respect to Borrower, without notice), no Borrowing of SOFR Loans shall be advanced, continued, or created by conversion if any Default then exists. Borrower agrees that Administrative Agent may rely on any such telephonic, telecopy or other

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telecommunication notice given by any person Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if Administrative Agent has acted in reliance thereon.

(b)Notice to the Lenders. Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from Borrower received pursuant to Section 2.5(a) above and the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(c)Borrower’s Failure to Notify. If Borrower fails to give notice pursuant to Section 2.5(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of SOFR Loans before the last day of its then current Interest Period within the period required by Section 2.5(a) and such Borrowing is not prepaid in accordance with Section 2.7(a), such Borrowing shall automatically be continued as the same type of Loan and, in the case of SOFR Loans, having an Interest Period of one (1) month. In the event Borrower fails to give notice pursuant to Section 2.5(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified Administrative Agent by 12:00 noon on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans under the Revolving Credit on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due.

(d)Disbursement of Loans. Not later than 1:00 p.m. on the date of any requested advance of a new Borrowing, subject to Section 4, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of Administrative Agent in Chicago, Illinois (or at such other location as Administrative Agent shall designate). Administrative Agent shall make all such funds so received available to Borrower at Administrative Agent’s principal office in Chicago, Illinois (or at such other location as Administrative Agent shall designate), by depositing or wire transferring such proceeds to the credit of Borrower’s Designated Disbursement Account or as Borrower and Administrative Agent may otherwise agree.

(e)  Administrative Agent Reliance on Lender Funding. Unless Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. on) the date on which such Lender is scheduled to make payment to Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, Administrative Agent may assume that such Lender has made such payment when due and Administrative Agent may (but shall not be required to) in reliance upon such assumption make available to Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to Administrative Agent, such Lender shall, on demand, pay to Administrative Agent the amount made available to Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to Borrower and ending on (but excluding) the date such Lender pays such amount to Administrative Agent at a rate per annum equal to:  (i) from the date the related advance was

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made by Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by Administrative Agent immediately upon demand, Borrower will, on demand, repay to Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 3.3 so that Borrower will have no liability under such Section with respect to such payment.

Section 2.6Maturity of Loans.

(a)Scheduled Payments of Term Loans.  Borrower shall make principal payments on the Term Loans on each date set forth below the aggregate principal amount set forth opposite such date (as adjusted from time to time pursuant to Section 2.7):

Date	Amount
Last day of each calendar quarter beginning March 31, 2022 through and including December 31, 2023	$1,562,500
Last day of calendar quarter beginning March 31, 2024 through and including December 31, 2024	$2,343,750
Last day of each calendar quarter beginning March 31, 2025 and thereafter	$3,125,000

it being agreed that a final payment comprised of all principal and interest then outstanding on the Term Loans shall be due and payable on January 12, 2027, the final maturity thereof. Each such principal payment shall be applied to the Lenders holding the Term Loans pro rata based upon their Term Loan Percentages.

(b)Revolving Loans. Each Revolving Loan, both for principal and interest then outstanding, shall mature and be due and payable by Borrower on the Commitment Termination Date.

Section 2.7Prepayments.

(a)Optional Prepayments. Borrower may prepay in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $100,000, (ii) if such Borrowing is of SOFR Loans, in an amount not less than $500,000, and (iii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Section 2.4 remains outstanding) any Borrowing of SOFR Loans at any time upon three (3) Business Days prior notice by Borrower to Administrative Agent or, in the case of a Borrowing of Base Rate

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Loans, notice delivered by Borrower to Administrative Agent no later than 10:00 a.m. on the date of prepayment (or, in any case, such shorter period of time then agreed to by Administrative Agent), such prepayment, in each case, to be made by the payment of the principal amount to be prepaid and, in the case of any Term Loans or SOFR Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 3.3.

(b)Mandatory Prepayments.

(i)If Borrower or any Subsidiary shall at any time or from time to time make or agree to make a Disposition or shall suffer an Event of Loss with respect to any Property, then Borrower shall promptly notify Administrative Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Cash Proceeds to be received by Borrower or such Subsidiary in respect thereof) and, promptly upon receipt by Borrower or such Subsidiary of the Net Cash Proceeds of such Disposition or Event of Loss, Borrower shall prepay the Obligations in an aggregate amount equal to 100% of the amount of all such Net Cash Proceeds; provided that (x) so long as no Default then exists, this subsection shall not require any such prepayment with respect to Net Cash Proceeds received on account of an Event of Loss so long as such Net Cash Proceeds are applied to replace or restore the relevant Property in accordance with the relevant Collateral Documents, (y) this subsection shall not require any such prepayment with respect to Net Cash Proceeds received on account of Dispositions during any fiscal year of Borrower not exceeding $10,000,000 in the aggregate so long as no Default then exists, and (z) in the case of any Disposition not covered by clause (y) above, so long as no Default then exists, if Borrower states in its notice of such event that Borrower or the relevant Subsidiary intends to reinvest, within twelve months of the applicable Disposition, the Net Cash Proceeds thereof in assets similar to the assets which were subject to such Disposition, then Borrower shall not be required to make a mandatory prepayment under this subsection in respect of such Net Cash Proceeds to the extent such Net Cash Proceeds are actually reinvested in such similar assets with such twelve month period (provided that if, prior to the expiration of such twelve month period, Borrower, directly or through its Subsidiaries, shall have entered into a binding agreement providing for such investment on or prior to the expiration of an additional six month period, such twelve month period shall be extended to the date provided for such investment in such binding agreement). Promptly after the end of such period, Borrower shall notify Administrative Agent whether Borrower or such Subsidiary has reinvested such Net Cash Proceeds in such similar assets, and, to the extent such Net Cash Proceeds have not been so reinvested, Borrower shall promptly prepay the Obligations in the amount of such Net Cash Proceeds not so reinvested.

(ii)If after the Closing Date, Borrower or any Subsidiary shall issue any Indebtedness, other than Indebtedness permitted by Section 7.1, Borrower shall promptly notify Administrative Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of Borrower or such Subsidiary in respect thereof. Promptly upon receipt by Borrower or such Subsidiary of Net Cash Proceeds of such issuance, Borrower shall prepay the Obligations in an aggregate amount equal to 100% of the amount of such Net Cash Proceeds. Borrower acknowledges that its performance hereunder shall not limit the rights and remedies of the Lenders for any breach of Section 7.1 or any other terms of the Loan Documents.

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(iii)Borrower shall, on each date the Revolving Credit Commitments are reduced pursuant to Section 2.13, prepay the Revolving Loans, and, if necessary, prefund the L/C Obligations by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Revolving Loans and L/C Obligations then outstanding to the amount to which the Revolving Credit Commitments have been so reduced.

(iv)Unless Borrower otherwise directs, prepayments of Loans under this Section 2.7(b) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of SOFR Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 2.7(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any SOFR Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 3.3. Each prefunding of L/C Obligations shall be made in accordance with Section 8.4.

(c)All prepayments made pursuant to Section 2.7(a) shall be applied as directed by the Borrower (or with respect to Term Loans, in the absence of such direction shall be applied to reduce the subsequent scheduled repayments of Term Loans ratably based on the amount of such scheduled repayments).  All prepayments required to be made pursuant to Section 2.7(b) shall be applied, first to prepay the Term Loans as so allocated, and shall be applied to reduce the subsequent scheduled repayments of Term Loans in inverse order of maturity and second to prepay the Revolving Loans without a corresponding reduction in the Revolving Commitments and third to Cash Collateralize outstanding L/C Obligations.

(d)Any amount of Revolving Loans paid or prepaid before the Commitment Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again. No amount of the Term Loans paid or prepaid may be reborrowed, and, in the case of any prepayment under Section 2.7(b), such prepayment shall be applied to the remaining amortization payments on the relevant Loans in the inverse order of maturity.

Section 2.8Default Rate. Notwithstanding anything to the contrary contained herein, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 11.11 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (a) all Loans accrue interest at a rate per annum equal to the applicable Default Rate and (b) to the fullest extent permitted by law, the outstanding amount of all interest, fees and other Obligations accrue interest at a rate per annum equal to the applicable Default Rate.

Section 2.9Evidence of Indebtedness.

(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by Administrative Agent hereunder from Borrower and each Lender’s share thereof.

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(c)The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, that the failure of Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Obligations in accordance with their terms. In the event of any conflict between the records maintained by any Lender and the records maintained by the Administrative Agent in such matters, the records of the Administrative Agent shall control in the absence of manifest error.

(d)Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit D-1 (in the case of its Term Loan and referred to herein as a “Term Note”) or Exhibit D-2  (in the case of its Revolving Loans and referred to herein as a “Revolving Note”), as applicable (the Term Notes and Revolving Notes being hereinafter referred to collectively as the “Notes” and individually as a “Note”). In such event, Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 11.10) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 11.10, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.

Section 2.10Fees.

(a)Revolving Credit Commitment Fee. Borrower shall pay to Administrative Agent for the ratable account of the Lenders in accordance with their Revolver Percentages a commitment fee (the “Commitment Fee”) at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused Revolving Credit Commitments. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof) and on the Commitment Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

(b)Letter of Credit Fees. Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the date hereof, Borrower shall pay (i) to the L/C Issuer a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the aggregate undrawn face amounts of all outstanding Letters of Credit and (ii) to Administrative Agent for the ratable benefit of the Lenders in accordance with their Revolver Percentages, a letter of credit fee (the “L/C Fee”) at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days

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and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter. In addition, Borrower shall pay to the L/C Issuer for its own account the L/C Issuer’s standard issuance, drawing, negotiation, amendment, assignment, and other fees and charges for each Letter of Credit as established by the L/C Issuer from time to time.

(c)Administrative Agent Fees. Borrower shall pay to Administrative Agent, for its own use and benefit, the fees agreed to between Administrative Agent and Borrower in the fee letter dated December 9, 2021, or as otherwise agreed to in writing between them.

Section 2.11Place and Application of Payments.

(a)All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by Borrower under this Agreement and the other Loan Documents, shall be made by Borrower to Administrative Agent by no later than 12:00 Noon on the due date thereof at the office of Administrative Agent in Chicago, Illinois (or such other location as Administrative Agent may designate to Borrower), for the benefit of the Lender(s) or L/C Issuer entitled thereto. Any payments received after such time shall be deemed to have been received by Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set off or counterclaim. Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.

(b)Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may (but shall not be required to) in reliance upon such assumption, distribute to the applicable Lenders or the L/C Issuer, as the case may be, the amount due. With respect to any payment that Administrative Agent makes to any Lender, L/C Issuer or other Secured Party as to which Administrative Agent determines (in its sole and absolute discretion) that any of the following applies (such payment referred to as the “Rescindable Amount”): (i) Borrower has not in fact made the corresponding payment to Administrative Agent; (ii) Administrative Agent has made a payment in excess of the amount(s) received by it from Borrower either individually or in the aggregate (whether or not then owed); or (iii) Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Secured Parties severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Secured Party, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

(c)Anything contained herein to the contrary notwithstanding (including Section 2.7(b)), all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Commitments as a result of an Event of Default shall be remitted to Administrative Agent and distributed as follows:

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(i)first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees and disbursements and other charges of counsel payable under Section 11.13 and amounts described in Section 2.10(c)) payable to the Administrative Agent in its capacity as such;

(ii)second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, unpaid Reimbursement Obligations, interest and L/C Fees) payable to the Lenders and the L/C Issuer (including fees and disbursements and other charges of counsel payable under Section 11.13) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (b) payable to them;

(iii)third, to payment of that portion of the Obligations constituting accrued and unpaid L/C Fees and charges and interest on the Loans and unpaid Reimbursement Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause (c) payable to them;

(iv)fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans, unpaid Reimbursement Obligations and any then-owing Hedging Liability or Funds Transfer and Deposit Account Liability and (B) to Cash Collateralize that portion of L/C Obligations comprising the undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by Borrower pursuant to Section 2.2 or 2.15, ratably among the Secured Parties in proportion to the respective amounts described in this clause (c) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the account of the L/C Issuer to Cash Collateralize such L/C Obligations, (y) subject to Section 2.2(a) or 2.15, amounts used to Cash Collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of Cash Collateral shall be distributed in accordance with this clause (c);

(v)fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders and the L/C Issuer based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vi)finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be

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applied to the other Obligations, if any, in the order set forth above.

Section 2.12Account Debit. Borrower hereby irrevocably authorizes Administrative Agent to charge any of Borrower’s deposit accounts maintained with Administrative Agent for the amounts from time to time necessary to pay any then due Obligations; provided that Borrower acknowledges and agrees that Administrative Agent shall not be under an obligation to do so and Administrative Agent shall not incur any liability to Borrower or any other Person for Administrative Agent’s failure to do so.

Section 2.13Optional Revolving Credit Commitment Terminations.

(a)Borrower shall have the right at any time and from time to time, upon five Business Days prior written notice to Administrative Agent (or such shorter period of time agreed to by Administrative Agent), to terminate the Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $1,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Revolving Loans and L/C Obligations then outstanding. Any termination of the Revolving Credit Commitments below the L/C Sublimit then in effect shall reduce the L/C Sublimit by a like amount. Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments.

(b)	Any termination of the Revolving Credit Commitments pursuant to this Section 2.13 may not be reinstated.

Section 2.14Substitution of Lenders. In the event (a) Borrower receives a claim from any Lender for compensation under Section 3.6 or 3.1, (b) Borrower receives notice from any Lender of any illegality pursuant to Section 3.4, (c) any Lender is then a Defaulting Lender or a Non-Consenting Lender (any such Lender referred to in clause (a), (b) or (c) above being hereinafter referred to as an “Affected Lender”), Borrower may, in addition to any other rights Borrower may have hereunder or under applicable Law, require, at its expense, any such Affected Lender to assign, at par, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitments and the Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to an Eligible Assignee specified by Borrower, provided that (i) such assignment shall not conflict with or violate any Laws, (ii) the Affected Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.3) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts), (iii) the assignment is entered into in accordance with, and subject to the consents required by, Section 11.10 (provided any assignment fees and reimbursable expenses due thereunder shall be paid by Borrower), (iv) in the case of any such assignment resulting from a claim for compensation under Section 3.6 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter and (v) in the case of any

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assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

Section 2.15Defaulting Lenders.

(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.11.

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.14 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, (A) as Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Reimbursement Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and unpaid Reimbursement Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or unpaid Reimbursement Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance

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with the Commitments without giving effect to clause (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Commitment and L/C Fees. (A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Each Defaulting Lender shall be entitled to receive L/C Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolver Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(C)With respect to any L/C Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolver Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate principal amount of Revolving Loans and participations in Reimbursement Obligations of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 11.27, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.16.

(b)Defaulting Lender Cure. If Borrower, the Administrative Agent and L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any

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Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to paragraph (a)(iv) above), whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)New Letters of Credit. So long as any Lender is a Defaulting Lender, the L/C Issuer shall not be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.16Cash Collateral.

(a)Obligation to Cash Collateralize. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the L/C Issuer (with a copy to the Administrative Agent), Borrower shall Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(b)Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuer, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section or Section 2.16 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the L/C Issuer’s Fronting Exposure shall no longer be required to be held as

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Cash Collateral pursuant to this Section following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided that, subject to Section 2.16 the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

Section 2.17Increase in the Commitments.

Borrower may, on any Business Day prior to the Commitment Termination Date and with the written consent of the Administrative Agent and the L/C Issuer (such consent shall not be unreasonably withheld, conditioned or delayed), increase the aggregate amount of the Revolving Credit Commitments by delivering an Increase Request substantially in the form attached hereto as Exhibit H (or in such other form reasonably acceptable to the Administrative Agent) to the Administrative Agent at least five Business Days prior to the desired effective date of such increase (the “Revolver Increase”) identifying an additional Lender (or additional Revolving Credit Commitment for an existing Lender) and the amount of its Revolving Credit Commitment (or additional amount of its Revolving Credit Commitment); provided, however, that:

(a)the aggregate amount of all such Revolver Increases shall not exceed $100,000,000 and any such Revolver Increase shall be in an amount not less than $5,000,000 (or such lesser amount then agreed to by the Administrative Agent);

(b)no Default shall have occurred and be continuing at the time of the request or the effective date of the Revolver Increase; and

(c)each of the representations and warranties set forth in Section 5 and in the other Loan Documents shall be and remain true and correct in all material respects on the effective date of such Revolver Increase (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.

The effective date of the Revolver Increase shall be agreed upon by Borrower and the Administrative Agent. Upon the effectiveness thereof, Schedule 1 shall be deemed amended to reflect the Revolver Increase and the new Lender (or, if applicable, existing Lender) shall advance Revolving Loans in an amount sufficient such that after giving effect to its Revolving Loans each Lender shall have outstanding its Revolver Percentage of all Revolving Loans outstanding under the Commitments. It shall be a condition to such effectiveness that if any SOFR Loans are outstanding on the date of such effectiveness, such SOFR Loans shall be deemed to be prepaid on such date and Borrower shall pay any amounts owing to the Lenders pursuant to Section 3.3. Borrower agrees to pay the reasonable and documented expenses of the Administrative Agent (including reasonable and documented attorneys’ fees) relating to any Revolver Increase. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Revolving Credit Commitment and no Lender’s Revolving Credit Commitment shall be

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increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Revolving Credit Commitment.

Section 2.18ESG Adjustments.

(a)After the Closing Date, Borrower, in consultation with the Sustainability Coordinator, shall be entitled, but shall not be required, to establish specified key performance indicators (“KPIs”) with respect to certain environmental, social and governance (“ESG”) targets of Borrower and its Subsidiaries. The Sustainability Coordinator and Borrower may amend this Agreement (such amendment, an “ESG Amendment”) solely for the purpose of incorporating the KPIs and other related provisions (the “ESG Pricing Provisions”) into this Agreement, and any such amendment shall become effective at 5:00 p.m. on the tenth (10th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent (who shall promptly notify Borrower) written notice that such Required Lenders object to such ESG Amendment. In the event that Required Lenders deliver a written notice objecting to any such ESG Amendment, an alternative ESG Amendment may be effectuated with the consent of the Required Lenders, Borrower and the Sustainability Coordinator. Upon the effectiveness of any such ESG Amendment, based on Borrower’s performance against the KPIs, certain adjustments (increase, decrease or no adjustment) (such adjustments, the “ESG Applicable Margin Adjustments”) to the Applicable Margin and the Commitment Fee will be made; provided that the amount of all such adjustments shall not exceed (x) in the case of the Applicable Margin for the Commitment Fee, an increase and/or decrease of 0.01% per annum and (y) in the case of the Applicable Margin for Loans and Letter of Credit Fees, an increase and/or decrease of 0.05% per annum. The KPIs, Borrower’s performance against the KPIs, and any related ESG Applicable Margin Adjustments resulting therefrom, will be determined based on certain certificates, reports and other documents, in each case, setting forth the calculation and measurement of the KPIs in a manner that is aligned with the Sustainability Linked Loan Principles and to be mutually agreed between Borrower and the Sustainability Coordinator (each acting reasonably). Following the effectiveness of any ESG Amendment, any modification to the ESG Pricing Provisions shall be subject only to the consent of the Required Lenders so long as such modification does not have the effect of reducing the Applicable Margin or the Commitment Fee to a level not otherwise permitted by this Section 2.18(a).

(b)The Sustainability Coordinator will assist Borrower in (i) determining the ESG Pricing Provisions in connection with any ESG Amendment and (ii) preparing informational materials focused on ESG to be used in connection with any ESG Amendment.

(c)This Section 2.18 shall supersede any provisions in Section 11.11 to the contrary.

SECTION 3.TAXES; CHANGE IN CIRCUMSTANCES.

Section 3.1Withholding Taxes.

(a)For purposes of this Section, the term “Lender” includes the L/C Issuer.

(b)Payments Free of Withholding. Except as otherwise required by law, each payment by Borrower and the Guarantors under this Agreement or the other Loan Documents shall be made without withholding for or on account of any Taxes. If any such withholding is so required by applicable law, Borrower or such Guarantor shall make the withholding, pay the amount withheld to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon, and if such Tax is an Indemnified Tax, forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Recipient free and clear of such Taxes (including such Taxes on such additional amount) is equal to the amount such Recipient would have received had such withholding not been made. If any Recipient pays any amount in respect of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts so reimbursed) and any reasonable expenses arising therefrom or with respect thereto, Borrower or such Guarantor shall reimburse such Recipient for the full amount thereof within 10 days of demand in the currency in which such payment was made. If Borrower or such Guarantor pays any Taxes to a Governmental Authority pursuant to this Section, it shall deliver official tax receipts evidencing that payment or certified copies thereof (or other evidence of such payment reasonably satisfactory to the Administrative Agent) to the Recipient on whose account such withholding was made (with a copy to Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment.

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(c)U.S. Withholding Tax Exemptions. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and the Administrative Agent, at the time or times reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (i), (ii), and (iv) of this Section 3.1(c)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing:

(i)any Lender that is a U.S. Person shall deliver to Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii)any Lender that is not a U.S. Person (each, a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent),

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whichever of the following is applicable:

(A)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)executed copies of IRS Form W-8ECI;

(C)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

(D)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner;

(iii)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(iv)if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and

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the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and the Administrative Agent in writing of its legal inability to do so.

(d)

Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph  (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 3.2Documentary Taxes. Borrower agrees to pay on demand any present or future court or documentary, stamp, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise in respect of, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.14) (“Other Taxes”).

Section 3.3Funding Indemnity. If any Lender shall incur any loss, cost or expense (including any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any SOFR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

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(a)any payment, prepayment or conversion of a SOFR Loan on a date other than the last day of its Interest Period,

(b)any failure (because of a failure to meet the conditions of Section 4 or otherwise) by Borrower to borrow or continue a SOFR Loan, or to convert a Base Rate Loan into a SOFR Loan on the date specified in a notice given pursuant to Section 2.5(a),

(c)any failure by Borrower to make any payment of principal on any SOFR Loan when due (whether by acceleration or otherwise), or

(d)any acceleration of the maturity of a SOFR Loan as a result of the occurrence of any Event of Default hereunder, then, upon the demand of such Lender, Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to Borrower, with a copy to Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be conclusive and binding on Borrower absent manifest error.

Section 3.4Illegality. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any Change in Law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain any SOFR Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to Borrower and such Lender’s obligations to make or maintain SOFR Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain SOFR Loans. Borrower shall prepay on demand the outstanding principal amount of any such affected SOFR Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, that, subject to all of the terms and conditions of this Agreement, Borrower may then elect to borrow the principal amount of the affected SOFR Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender and which shall be determined without reference to clause (c) of the definition of “Base Rate”. Upon any such repayment, Borrower shall also pay any additional amounts required pursuant to Section 3.3.

Section 3.5Inability to Determine Rates. If on or prior to the first day of any Interest Period for any Borrowing of SOFR Loans:

(a)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(b)the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent will promptly so notify Borrower and each Lender. Upon notice

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thereof by the Administrative Agent to Borrower, any obligation of the Lenders to make or continue SOFR Loans shall be suspended (to the extent of the affected SOFR Loans and, in the case of a SOFR Loan, the affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans and, in the case of a SOFR Loan, the affected Interest Periods) or, failing that, Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately or, in the case of a SOFR Loans, at the end of the applicable Interest Period. Upon any such conversion, Borrower shall also pay any additional amounts required pursuant to Section 3.3.

Section 3.6Increased Cost and Reduced Return.

(a)If any Change in Law:

(i)shall subject any Lender (or its Lending Office) or the L/C Issuer to any tax, duty or other charge with respect to its SOFR Loans, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make SOFR Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) or the L/C Issuer of the principal of or interest on its SOFR Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement or any other Loan Document in respect of its SOFR Loans, Letter(s) of Credit, any participation therein, any Reimbursement Obligations owed to it, or its obligation to make SOFR Loans, or issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office or the L/C Issuer imposed by the jurisdiction in which such Lender’s or the L/C Issuer’s principal executive office or Lending Office is located); or

(ii)shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the FRB) or the L/C Issuer or shall impose on any Lender (or its Lending Office) or the L/C Issuer or on the interbank market any other condition affecting its SOFR Loans, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make SOFR Loans, or to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) or the L/C Issuer of making or maintaining any SOFR Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) or the L/C Issuer under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender or L/C Issuer to be material, then, within 15 days after demand by such Lender or L/C Issuer (with a copy to Administrative Agent), Borrower shall be obligated to pay to such Lender or L/C Issuer such additional amount or amounts as will compensate such Lender or L/C Issuer for such increased cost or reduction.

(b)If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

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(c)A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 3.7Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to Borrower and Administrative Agent. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its SOFR Loans to reduce any liability of Borrower to such Lender under Section 3.6 or to avoid the unavailability of SOFR Loans under Section 3.5, so long as such designation is not otherwise disadvantageous to the Lender.

Section 3.8Effect of Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document (and any interest rate swap agreement shall be deemed not to be a “Loan Document” for the purposes of this Section 3.8):

(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative

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Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)Notice; Standards for Decisions and Determinations. The Administrative Agent will promptly notify Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and  (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.8.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.8(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.8.

(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administration of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any pending

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request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

SECTION 4.CONDITIONS PRECEDENT.

Section 4.1Initial Credit Event. The obligation of each Lender and the L/C Issuer to participate in the initial Credit Event hereunder is subject to satisfaction or waiver by the applicable party of the following conditions precedent:

(a)Administrative Agent shall have received each of the following, in each case (i) duly executed by all applicable parties, (ii) dated a date satisfactory to Administrative Agent, and (iii) in form and substance satisfactory to Administrative Agent:

(i)this Agreement and each other Loan Document;

(ii)if requested by any Lender, Notes in compliance with the provisions of Section 2.9;

(iii)evidence of insurance required to be maintained under the Loan Documents;

(iv)copies of each Loan Party’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;

(v)copies of resolutions of each Loan Party’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on such Loan Party’s behalf, all certified in each instance by its Secretary or Assistant Secretary;

(vi)copies of the certificates of good standing for each Loan Party (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization;

(vii)a list of Borrower’s Authorized Representatives;

(viii)the initial fees called for by Section 2.10;

(ix)financing statement, tax, and judgment lien search results against the Property of each Loan Party evidencing the absence of Liens on its Property except as permitted by Section 7.2;

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(x)the favorable written opinion of counsel to Borrower and each Guarantor;

(xi)a fully executed Internal Revenue Service Form W-9 for Borrower;

(xii)unaudited quarterly financial statements (including an income statement, a balance sheet, and a cash flow statement) of Borrower for the prior three fiscal quarters preceding the Closing Date and a pro forma compliance certificate;

(xiii)a solvency certificate in the form of Exhibit I; and

(xiv)a certificate, confirming that the conditions set forth in Section 4.2(a) and (b) below have been satisfied.

(xv)a fully executed Beneficial Ownership Certification; and

(xvi)such other agreements, instruments, documents, certificates, and opinions as Administrative Agent may reasonably request.

(b)The capital and organizational structure of Borrower and its Subsidiaries shall be satisfactory to Administrative Agent, the Lenders, and the L/C Issuer.

(c)Administrative Agent shall have received the initial fees called for by the Loan Documents, together with all other fees, costs and expenses required to be paid by Borrower at or before closing.

(d)Administrative Agent and its counsel shall have completed all legal, tax and regulatory due diligence, including without limitation all documentation required by bank regulatory authorities under applicable Anti-Corruption Laws and Anti-Money Laundering Laws, the results of which shall be satisfactory to Administrative Agent in its sole discretion.

Section 4.2All Credit Events. The obligation of each Lender and the L/C Issuer to participate in any Credit Event (including any initial Credit Event) hereunder is subject to the following conditions precedent:

(a)each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time; provided that any such representation or warranty which expressly relates to a given date or period shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be, and any representation and warranty that is qualified as to “materiality”, “material adverse effect” or similar language shall be true and correct (after giving effect to such qualification therein) in all respects;

(b)no Default shall have occurred and be continuing or would occur as a result of such Credit Event; and

(c)in the case of a Borrowing, Administrative Agent shall have received the notice required by Section 2.5, in the case of the issuance of any Letter of Credit the L/C Issuer shall have received a duly completed Application for such Letter of Credit together with any fees

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called for by Section 2.10, and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form acceptable to the L/C Issuer together with fees called for by Section 2.10.

Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (c), both inclusive, of this Section; provided, that the Lenders may continue to make advances under the Revolving Credit, in the sole discretion of the Lenders with Revolving Credit Commitments, notwithstanding the failure of Borrower to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or other condition set forth above that may then exist.

SECTION 5.REPRESENTATIONS AND WARRANTIES.

Borrower and each other Loan Party represents and warrants to Administrative Agent, the Lenders and the L/C Issuer as follows:

Section 5.1Organization and Qualification. Each Loan Party is duly organized, validly existing, and in good standing as a corporation, limited liability company, or partnership, as applicable, under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.

Section 5.2Subsidiaries. Each Restricted Subsidiary that is not a Loan Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect. Schedule 5.2 (as modified from time to time pursuant to Section 6.10) identifies each Restricted Subsidiary (including Restricted Subsidiaries that are Loan Parties), the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by any Loan Party and its Restricted Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Restricted Subsidiary are validly issued and outstanding and, in the case of any corporation, fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 5.2 as owned by the relevant Loan Party or another Restricted Subsidiary are owned, beneficially and of record, by such Loan Party or such Restricted Subsidiary free and clear of all Liens other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents or otherwise permitted by this Agreement. Except as permitted hereby, there are no outstanding commitments or other obligations of any Restricted Subsidiary to issue, and no options, warrants

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or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Restricted Subsidiary.

Section 5.3Authority and Validity of Obligations. Each Loan Party has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for (in the case of Borrower), to guarantee the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability (in the case of each Guarantor), to grant to the Administrative Agent the Liens described in the Collateral Documents executed by such Loan Party, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. The Loan Documents delivered by the Loan Parties have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of such Loan Parties enforceable against each of them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Loan Party of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Loan Party or any Restricted Subsidiary or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of any Loan Party or any Restricted Subsidiary, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting any Loan Party or any Restricted Subsidiary or any of their respective Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of any Loan Party or any Restricted Subsidiary other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents.

Section 5.4Use of Proceeds; Margin Stock. Borrower shall use the proceeds of the Loans and Letters of Credit for its working capital and general corporate purposes of Borrower, including Permitted Acquisitions, dividends and share repurchases. No Loan Party nor any of its Restricted Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock. Except for the repurchase of Borrower stock, no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock. Margin Stock constitutes less than 25% of the assets of the Loan Parties and their Restricted Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

Section 5.5Financial Reports. The consolidated balance sheet of Borrower and its Restricted Subsidiaries as at December 31, 2020, and the related consolidated statements of income, retained earnings and cash flows of Borrower and its Restricted Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of KPMG LLP, independent public accountants, and the unaudited interim consolidated balance sheet of Borrower and its Restricted Subsidiaries as at March 31, 2021, June 30, 2021 and September 30, 2021 and the related consolidated statements of income, retained

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earnings and cash flows of Borrower and its Restricted Subsidiaries for the nine months then ended, heretofore furnished to the Administrative Agent and the Lenders, fairly present in all material respects the consolidated financial condition of Borrower and its Restricted Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Neither Borrower nor any of its Restricted Subsidiaries has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 6.5.

Section 5.6No Material Adverse Change. Since December 31, 2020, there has been no change in the financial condition of any Loan Party or any Restricted Subsidiary except those occurring in the ordinary course of business, none of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

Section 5.7Full Disclosure. The statements and information furnished to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby (as modified or supplemented by other information so furnished) do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein, taken as a whole and in light of the circumstances in which made, not misleading, the Administrative Agent and the Lenders acknowledging that as to any projections furnished to the Administrative Agent and the Lenders, the Loan Parties only represent that the same were prepared on the basis of information and estimates the Loan Parties believed to be reasonable at the time such information was furnished to the Administrative Agent and the Lenders (it being understood that such projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond Borrower’s control, that no assurance can be given that any particular projections will be realized, that actual results may differ and that such differences may be material). The information included in the Beneficial Ownership Certification, as updated in accordance with Section 6.9(b), is true and correct in all respects.

Section 5.8Intellectual Property, Franchises, and Licenses. The Loan Parties and their Restricted Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person, except to the extent failure to do the same would not reasonably be expected to have a Material Adverse Effect.

Section 5.9Governmental Authority and Licensing. The Loan Parties and their Restricted Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same would reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which would reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of any Loan Party, threatened.

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Section 5.10Good Title. Borrower and its Restricted Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of Borrower and its Restricted Subsidiaries furnished to the Administrative Agent and the Lenders (except for dispositions of assets in the ordinary course of business or that are (or would have been, in the case of dispositions prior to the date hereof) permitted hereunder), subject to no Liens other than such thereof as are permitted by Section 7.2.

Section 5.11Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of any Loan Party threatened, against any Loan Party or any Restricted Subsidiary or any of their respective Property which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.12Taxes. All federal and other material Tax returns required to be filed by any Loan Party or any Restricted Subsidiary in any jurisdiction have, in fact, been filed, and all material Taxes upon any Loan Party or any Restricted Subsidiary or upon any of their respective Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. No Loan Party knows of any proposed additional material Tax assessment against it or its Restricted Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for Taxes on the books of each Loan Party and each of its Restricted Subsidiaries have been made for all open years, and for its current fiscal period.

Section 5.13Approvals. No authorization, consent, license or exemption from, or filing or registration with, any Governmental Authority, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by any Loan Party of any Loan Document, except for (i) such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect, and (ii) filings which are necessary to perfect the security interests under the Collateral Documents.

Section 5.14Affiliate Transactions. No Loan Party nor any of its Restricted Subsidiaries is a party to any contracts or agreements with any of its Affiliates (other than another Loan Party or any of its Restricted Subsidiaries) on terms and conditions which are less favorable to such Loan Party or such Restricted Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other, except for any such contract or agreement between a Loan Party or any of its Restricted Subsidiaries and an Unrestricted Subsidiary where the purchase price for such good or service being provided is at cost pursuant to such contract or agreement.

Section 5.15Investment Company. No Loan Party nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 5.16ERISA; Plan Assets; Prohibited Transactions.

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(a)Except as could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate, each Loan Party and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC, a Plan or a Multiemployer Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. No Loan Party nor any of its Restricted Subsidiaries has any contingent liabilities with respect to any material post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA or the provisions of state or local law.

(b) No Loan Party is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code) which is subject to Section 4975 of the Code, and neither the execution of this Agreement nor the making of Loans or issuing of Letters of Credit hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. No Loan Party is subject to any law, rule or regulation which is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

Section 5.17Compliance with Laws.

(a)The Loan Parties and their Restricted Subsidiaries are in compliance with all Legal Requirements applicable to or pertaining to their Property or business operations, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect

(b)Except for such matters, individually or in the aggregate, which could not reasonably be expected to result in a Material Adverse Effect, the Loan Parties represent and warrant that: (i) the Loan Parties and their Restricted Subsidiaries, and each of the Premises, comply in all material respects with all applicable Environmental Laws; (ii) the Loan Parties and their Restricted Subsidiaries have obtained, maintain and are in compliance with all approvals, permits, or authorizations of Governmental Authorities required for their operations and each of the Premises; (iii) the Loan Parties and their Restricted Subsidiaries have not, and no Loan Party has knowledge of any other Person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, or from any of the Premises in any material quantity and, to the knowledge of each Loan Party, none of the Premises are adversely affected by any such Release, threatened Release or disposal of a Hazardous Material; (iv) the Loan Parties and their Restricted Subsidiaries are not subject to and have no notice or knowledge of any Environmental Claim involving any Loan Party or any Restricted Subsidiary or any of the Premises, and there are no conditions or occurrences at any of the Premises which could reasonably be anticipated to form the basis for such an Environmental Claim; (v) none of the Premises contain and have contained any: (1) underground storage tanks, (2) material amounts of asbestos containing building material, (3) landfills or dumps, (4) hazardous waste management facilities as defined pursuant to any Environmental Law, or (5) sites on or nominated for the National Priority List or similar state list; (vi) the Loan Parties and their Restricted Subsidiaries have not used a material quantity of any Hazardous Material and have

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conducted no Hazardous Material Activity at any of the Premises;(vii) none of the Premises are subject to any, and no Loan Party has knowledge of any imminent restriction on the ownership, occupancy, use or transferability of the Premises in connection with any (1) Environmental Law or (2) Release, threatened Release or disposal of a Hazardous Material; and (viii) there are no conditions or circumstances at any of the Premises which pose an unreasonable risk to the environment or the health or safety of Persons.

(c)Each Loan Party and each of its Restricted Subsidiaries is in material compliance with all Anti-Corruption Laws. Each Loan Party and each of its Restricted Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by each Loan Party, its Restricted Subsidiaries and their respective (i) directors, officers and employees and (ii) agents that are under the supervision of, or acting at the direction of, a Loan Party or one of its Restricted Subsidiaries with Anti-Corruption Laws. No Loan Party nor any Restricted Subsidiary has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value in violation of any Anti-Corruption Laws (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Loan Party or such Restricted Subsidiary or to any other Person.

Section 5.18Sanctions; Anti-Money Laundering Laws and Anti-Corruption Laws. (a) Each Loan Party is in compliance in all material respects with the requirements of all OFAC Sanctions Programs applicable to it, (b) each Subsidiary of each Loan Party is in compliance in all material respects with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary, (c) each Loan Party has provided to the Administrative Agent, the L/C Issuer, and the Lenders all information requested by them regarding such Loan Party and its Subsidiaries necessary for the Administrative Agent, the L/C Issuer, and the Lenders to comply with all applicable OFAC Sanctions Programs, (d) to the best of each Loan Party’s knowledge, no Loan Party nor any of its Subsidiaries nor, to the knowledge of any Loan Party, any officer or director of any Loan Party or any of its Subsidiaries, is a Person, that is, or is owned or controlled by Persons that are, (i) the target of any OFAC Sanctions Programs or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of any OFAC Sanctions Programs, and (e) each Loan Party and each of its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by each Loan Party, its Subsidiaries and their respective (i) directors, officers and employees and (ii) agents that are under the supervision of, or acting at the direction of, a Loan Party or one of its Subsidiaries with all OFAC Sanctions Programs applicable to it.

Section 5.19Labor Matters. There are no strikes, lockouts or slowdowns against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of any Loan Party, threatened in writing. There are no collective bargaining agreements in effect between any Loan Party or any Restricted Subsidiary and any labor union; and no Loan Party nor any of its Restricted Subsidiaries is under any obligation to assume any collective bargaining agreement to or conduct any negotiations with any labor union with respect to any future agreements. Each Loan Party and its Restricted Subsidiaries have remitted on a timely basis all amounts required to have been

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withheld and remitted (including withholdings from employee wages and salaries relating to income tax, employment insurance, and pension plan contributions), goods and services tax and all other amounts which if not paid when due would result in the creation of a Lien against any of its Property, except for Liens permitted by Section 7.2.

Section 5.20Solvency. The Loan Parties and their Restricted Subsidiaries, taken as a whole, are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.

Section 5.21No Default. No Default has occurred and is continuing.

Section 5.22Senior Indebtedness Status. The Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability rank and shall continue to rank at least senior in priority of payment to all Subordinated Debt and all senior unsecured Indebtedness of each such Person, and is designated as “Senior Indebtedness” under all instruments and documents, now or in the future, relating to all Subordinated Debt and all senior unsecured Indebtedness of such Person.

Section 5.23Affected Financial Institution. No Loan Party, nor any of their respective Restricted Subsidiaries, is an Affected Financial Institution

SECTION 6.AFFIRMATIVE COVENANTS.

Until such time as Payment in Full has occurred, Borrower and each Loan Party covenants and agrees that:

Section 6.1Maintenance of Business. Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, preserve and maintain its existence, except as otherwise provided in Section 7.4(c) or (d); provided, however, that nothing in this Section shall prevent Borrower from dissolving any of its Restricted Subsidiaries if such action is, in the reasonable business judgment of Borrower, desirable in the conduct of its business. Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary or desirable to the proper conduct of its business where the failure to do so would reasonably be expected to have a Material Adverse Effect.

Section 6.2Maintenance of Properties. Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, maintain, preserve, and keep its property, plant, and equipment in good repair, working order and condition (ordinary wear and tear excepted), and shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, except to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person.

Section 6.3Taxes and Assessments. Each Loan Party shall duly pay and discharge, and shall cause each of its Restricted Subsidiaries to duly pay and discharge, all Taxes upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, except and to the extent that (a) the same are being contested in good faith and by

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appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor, or (b) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 6.4Insurance. Each Loan Party shall insure and keep insured, and shall cause each of its Restricted Subsidiaries to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties. The Loan Parties shall maintain insurance on the Collateral to the extent required by the Collateral Documents. All such policies of insurance shall contain customary lender’s loss payable endorsements, naming the Administrative Agent (or its security trustee) as a lender loss payee, assignee or additional insured, as appropriate, as its interest may appear, and showing only such other loss payees, assignees and additional insureds as are satisfactory to the Administrative Agent. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days’ (ten (10) days’ in the case of nonpayment of insurance premiums) prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever. Borrower shall (a)(i) use commercially reasonable efforts without undue burden of expense to Borrower to deliver to the Administrative Agent on the Closing Date or (ii) deliver to the Administrative Agent after the Closing Date and at such other times as the Administrative Agent shall reasonably request, pursuant to arrangements and timing mutually and reasonably agreed upon by the Administrative Agent, in its reasonable discretion, and Borrower, certificates evidencing the maintenance of insurance required hereunder, (b) promptly upon renewal of any such policies, certificates evidencing the renewal thereof, and (c) promptly following request by the Administrative Agent, copies of all insurance policies of the Loan Parties and their Restricted Subsidiaries.

Section 6.5Financial Reports. The Loan Parties shall, and shall cause each Restricted Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to Administrative Agent, each Lender, the L/C Issuer and each of their duly authorized representatives such information respecting the business and financial condition of Borrower and each Restricted Subsidiary as Administrative Agent or such Lender may reasonably request; and without any request, shall furnish to Administrative Agent, the Lenders, and L/C Issuer:

(a)as soon as available, and in any event no later than 45 days after the last day of each fiscal quarter of each fiscal year of Borrower, a copy of the consolidated balance sheet of Borrower and its Subsidiaries as of the last day of such fiscal quarter and the consolidated statements of income, retained earnings, and cash flows of Borrower and its Subsidiaries for the fiscal quarter and for the fiscal year to date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by Borrower in accordance with GAAP (subject to the absence of footnote disclosures and year end audit adjustments) and certified to by its chief financial officer or another officer of Borrower acceptable to Administrative Agent;

(b)as soon as available, and in any event no later than 120 days after the last day of each fiscal year of Borrower, a copy of the consolidated balance sheet of Borrower and its Subsidiaries as of the last day of the fiscal year then ended and the consolidated statements of

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income, retained earnings, and cash flows of Borrower and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied in the case of the consolidated financial statements by an unqualified opinion of independent public accountants of recognized national standing, selected by Borrower and reasonably satisfactory to Administrative Agent and the Required Lenders, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

(c)concurrently with any delivery of financial statements under paragraph (a) or (b) above at a time when there are one or more Unrestricted Subsidiaries, consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements;

(d)promptly after receipt thereof, any additional written reports that detail any material weakness in Borrower’s internal controls given to it by its independent public accountants;

(e)promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by any Loan Party or any Restricted Subsidiary to its stockholders or other equity holders, and copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10-K, Form 10-Q and Form 8-K reports) filed by any Loan Party or any Restricted Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

(f)as soon as available, and in any event no later than 60 days after the end of each fiscal year of Borrower, a copy of the consolidated operating plan for Borrower and its Restricted Subsidiaries for the then current fiscal year, such operating plan to show the projected revenues and expenses of Borrower and its Restricted Subsidiaries on a quarter-by-quarter basis, such operating plan to be in reasonable detail prepared by Borrower and in form reasonably satisfactory to the Administrative Agent (which shall include a summary of all assumptions made in preparing such operating plan);

(g)notice of any Change of Control;

(h)promptly after knowledge thereof shall have come to the attention of any Responsible Officer of any Loan Party, written notice of (i) any threatened or pending litigation or governmental or arbitration proceeding or labor controversy against any Loan Party or any Restricted Subsidiary or any of their Property which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, (ii) the occurrence of any Material Adverse Effect, or (iii) the occurrence of any Default;

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(i)with each of the financial statements delivered pursuant to subsections (a) and (b) above, a written certificate in the form attached hereto as Exhibit E signed by a Financial Officer of Borrower to the effect that to the best of such officer’s knowledge and belief no Default has occurred during the period covered by such statements or, if any such Default has occurred during such period, setting forth a description of such Default and specifying the action, if any, taken by the relevant Loan Party or its Restricted Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Section 7.13;

(j)(i) notice of any investment made pursuant to Section 7.3(l) and notice of the repayment of any such investment, (ii) notice of the incurrence of any Indebtedness permitted by Sections 7.1(g), (p) and (q), which such notice shall include a pro forma calculation of the financial covenant set forth in Section 7.13(a); and

(k)promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Loan Party or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 6.5(a), (b) or (e) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on Borrower’s behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent)

Section 6.6Books and Records; Inspection. Each Loan Party will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, permit the Administrative Agent and each Lender, and each of their duly authorized representatives and agents to visit and inspect any of its Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Loan Parties hereby authorize such accountants to discuss with the Administrative Agent and such Lenders the finances and affairs of the Loan Parties and their Restricted Subsidiaries; provided, however, that senior executive officers of the Loan Parties shall be provided prior notice of any such discussion and shall be permitted to be present or otherwise party to any such discussion) at such reasonable times during a normal business hour and intervals as the Administrative Agent or any such Lender may designate and, so long as no Default exists, with reasonable prior written notice to Borrower; provided that so long as no Event of Default shall have occurred and be continuing, (x) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 6.6, (y) the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year and (z) only one (1) such visit and inspection per calendar year shall be at the expense of Borrower; provided that notwithstanding anything to the contrary herein, neither Borrower nor any Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or excerpts from,

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or any discussion of, any document, information, or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or any Lender (or their respective representatives or contractors)) is prohibited by applicable law or any contractual obligation, or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 6.7ERISA. Each Loan Party shall, and shall cause each of its Restricted Subsidiaries and any member of its Controlled Group to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed would reasonably be expected to result in the imposition of a Lien against any of its Property or the property of any member of its Controlled Group. Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any Reportable Event with respect to a Plan or Multiemployer Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or Multiemployer Plan or appointment of a trustee therefor, (c) its or any member of its Controlled Group’s intention to terminate or withdraw from any Plan or Multiemployer Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by any Loan Party or any Restricted Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of any Loan Party or any Restricted Subsidiary with respect to any post-retirement Welfare Plan benefit, which, in any case, could reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate.

Section 6.8Compliance with Laws.

(a)Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, comply in all respects with all Legal Requirements applicable to or pertaining to its Property or business operations, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property (other than Liens permitted pursuant to Section 7.2).

(b)Without limiting Section 6.8(a) above, each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, at all times, do the following to the extent the failure to do so, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect: (i) comply in all material respects with, and maintain each of the Premises in compliance in all material respects with, all applicable Environmental Laws; (ii) require that each tenant and subtenant, if any, of any of the Premises or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for the operation of their business and each of the Premises; (iv) cure any material violation by it or at any of the Premises of applicable Environmental Laws; (v) not allow the presence or operation at any of the Premises of any (1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to applicable Environmental Law; (vi) not manufacture, use, generate, transport, treat, store, Release, dispose or handle any Hazardous Material (or allow any tenant or subtenant to do any of the foregoing) at any of the Premises except in the ordinary course of its business, in de minimis amounts, and in compliance with all applicable Environmental Laws; (vii) within ten (10) Business Days notify the Administrative Agent in writing of and provide any

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reasonably requested documents upon learning of any of the following in connection with any Loan Party or any Restricted Subsidiary or any of the Premises: (1) any material Environmental Liability; (2) any material Environmental Claim; (3) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material; (4) any restriction on the ownership, occupancy, use or transferability of any Premises arising from or in connection with any (x) Release, threatened Release or disposal of a Hazardous Material or (y) Environmental Law; or (5) any environmental, natural resource, health or safety condition, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; (viii) conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other corrective or response action necessary to remove, remediate, clean up, correct or abate any material Release, threatened Release or violation of any applicable Environmental Law; (ix) abide by and observe any restrictions on the use of the Premises imposed by any Governmental Authority as set forth in a deed or other instrument affecting any Loan Party’s or any of its Restricted Subsidiary’s interest therein; and (x) perform, satisfy, and implement any operation, maintenance or corrective actions or other requirements of any Governmental Authority or Environmental Law, or included in any no further action letter or covenant not to sue issued by any Governmental Authority under any Environmental Law.

Section 6.9Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(a)Each Loan Party shall at all times comply in all material respects with the requirements of all OFAC Sanctions Programs applicable to such Loan Party and shall cause each of its Subsidiaries to comply in all material respects with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary.

(b)Each Loan Party shall provide the Administrative Agent and the Lenders (i)  any information regarding the Loan Parties and their Subsidiaries necessary for the Administrative Agent and the Lenders to comply with all applicable OFAC Sanctions Programs, and (ii) without limiting the foregoing, notification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein.

(c)If any Loan Party obtains actual knowledge or receives any written notice that any Loan Party, or any Subsidiary of any Loan Party, or any officer or director of any Loan Party or that any Person that owns or controls any such Person is the target of any OFAC Sanctions Programs or is located, organized or resident in a country or territory that is, or whose government is, the subject of any OFAC Sanctions Programs (such occurrence, an “OFAC Event”), such Loan Party shall promptly (i) give written notice to the Administrative Agent and the Lenders of such OFAC Event, and (ii) comply in all material respects with all applicable laws with respect to such OFAC Event (regardless of whether the target Person is located within the jurisdiction of the United States of America), including the OFAC Sanctions Programs, and each Loan Party hereby authorizes and consents to the Administrative Agent and the Lenders taking any and all steps the Administrative Agent or the Lenders deem necessary, in their sole but reasonable discretion, to avoid violation of all applicable laws with respect to any such OFAC Event, including the requirements of the OFAC Sanctions Programs (including the freezing and/or blocking of assets and reporting such action to OFAC).

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(d)Each Loan Party will maintain in effect policies and procedures designed to ensure compliance with applicable Anti-Corruption Laws and OFAC Sanctions Programs by the Loan Parties, their Subsidiaries, and their respective (i) directors, officers and employees and (ii) agents that are under the supervision of, or acting at the direction of, a Loan Party or one of its Subsidiaries

Section 6.10Formation of Subsidiaries. Promptly upon the formation or acquisition of any Subsidiary  (including by division), the Loan Parties shall provide the Administrative Agent and the Lenders notice thereof (at which time Schedule 5.2 shall be deemed amended to include reference to such Restricted Subsidiary). If such newly formed or acquired Restricted Subsidiary is not an Excluded Subsidiary, the Loan Parties shall promptly cause such Restricted Subsidiary to execute and deliver a Guaranty Agreement (including an Additional Guarantor Supplement in the form attached hereto as Exhibit F or such other form reasonably acceptable to the Administrative Agent) and otherwise comply with the requirements of Section 6.12.

Section 6.11Use of Proceeds. Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 5.4.

Section 6.12Guaranties and Collateral.

(a)Guaranties. Borrower agrees to cause the payment and performance of the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability to at all times be guaranteed by each direct and indirect Subsidiary of Borrower that is not an Excluded Subsidiary (and the payment and performance of any Guarantor’s Hedging Liability and Funds Transfer and Deposit Account Liability to at all times be guaranteed by Borrower) pursuant to Section 10 or pursuant to one or more guaranty agreements in form and substance acceptable to Administrative Agent, as the same may be amended, modified or supplemented from time to time (individually a “Guaranty” and collectively the “Guaranties” and Borrower and each other Person executing and delivering this Agreement (including any Person hereafter executing and delivering an Additional Guarantor Supplement in the form called for by Section 10) or a separate Guaranty being referred to herein as a “Guarantor” and collectively the “Guarantors”).

(b)Unrestricted Subsidiaries. Notwithstanding anything in this Agreement to the contrary, if (i) the Consolidated EBITDA of all Immaterial Subsidiaries and Unrestricted Subsidiaries constitute, in the aggregate, more than 10.0% of the Consolidated EBITDA of Borrower and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of Borrower for which financial statements are available to the Administrative Agent pursuant to Section 6.5), or (ii) the revenues of all Immaterial Subsidiaries and Unrestricted Subsidiaries account for, in the aggregate, more than 10.0% of the total revenues of Borrower and its Subsidiaries on a consolidated basis for the 12 month period ending on the last day of the most recent fiscal quarter of Borrower for which financial statements are available to the Administrative Agent pursuant to Section 6.5, Borrower shall redesignate one or more of such Subsidiaries to not be Immaterial Subsidiaries or Unrestricted Subsidiaries within 10 Business Days after delivery of the compliance certificate for such fiscal quarter such that after giving effect thereto (x) the Consolidated EBITDA of all Immaterial Subsidiaries or Unrestricted Subsidiaries constitute, in the aggregate, no more than 10.0% of the Consolidated EBITDA of

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Borrower and its Subsidiaries, and (y) the revenues of all Immaterial Subsidiaries or Unrestricted Subsidiaries account for, in the aggregate, no more than 10.0% of the total revenues of Borrower and its Subsidiaries on a consolidated basis.

(c)Collateral. Borrower agrees to cause the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability to be secured by valid, perfected, and enforceable Liens on all right, title, and interest of Borrower and each Guarantor in all of their Collateral.

(d)Liens on Real Property. In the event that Borrower or any Guarantor owns or hereafter acquires any real property with a book value of $3,000,000 or more, Borrower shall, or shall cause such Guarantor to, provide notice thereof to the Administrative Agent and, upon (and within 30 days of (or such later date as may be agreed to by the Administrative Agent in its reasonable discretion)) the request of the Administrative Agent, execute and deliver to Administrative Agent a mortgage or deed of trust acceptable in form and substance to Administrative Agent for the purpose of granting to Administrative Agent (or a security trustee therefor) a Lien on such real property to secure the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, shall pay all Taxes, costs, and expenses incurred by Administrative Agent in recording such mortgage or deed of trust, and shall supply to Administrative Agent (which shall supply the same to the Lenders) at Borrower’s cost and expense a survey, environmental report, hazard insurance policy, appraisal report, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each such real property location in the United States (together with a notice about special flood hazard area status and flood disaster assistance, which, if applicable, shall be duly executed by the applicable Loan Party relating to such real property), to the extent that such real property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable Law, including Regulation H of the FRB, the National Flood Insurance Reform Act of 1994 and related legislation, and a mortgagee’s policy of title insurance from a title insurer acceptable to Administrative Agent insuring the validity of such mortgage or deed of trust and its status as a first Lien (subject to Liens permitted by this Agreement) on the real property encumbered thereby and such other instrument, documents, certificates, and opinions reasonably required by Administrative Agent (or requested by any Lender through the Administrative Agent) in connection therewith; provided that any such mortgage or deed of trust shall not be executed and delivered until the Lenders have been provided an opportunity to review any such flood documentation referred to above and to confirm (in their reasonable discretion) that such documentation complies with such Lender’s internal requirements.

(e)Further Assurances. Borrower agrees that it shall, and shall cause each Person that is, or is required to be, a Guarantor hereunder to, from time to time at the request of Administrative Agent or the Required Lenders, execute and deliver such documents and do such acts and things as Administrative Agent or the Required Lenders may reasonably request in order to provide for or perfect or protect such Liens on the Collateral. In the event Borrower or any Guarantor forms or acquires any other Subsidiary after the date hereof, except as otherwise provided in Sections 6.12(a) and 6.12(b) above, Borrower shall promptly upon such formation or acquisition (in any event no later than 30 days after such acquisition or formation or such later date as may be agreed to by the Administrative Agent in its reasonable discretion) cause

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such newly formed or acquired Subsidiary to execute a Guaranty and such Collateral Documents as Administrative Agent may then require, and Borrower shall also deliver to Administrative Agent, or cause such Subsidiary to deliver to Administrative Agent, at Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by Administrative Agent in connection therewith.

Section 6.13Designation of Subsidiaries. Borrower may at any time after the Closing Date designate any Subsidiary (other than Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately before and after such designation, (i) no Default or Event of Default shall have occurred and be continuing and (ii) Borrower is in pro forma compliance Section 7.13) (looking back four complete fiscal quarters). The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an investment by Borrower therein at the date of designation in an amount equal to the fair market value of Borrower’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time. Upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, Borrower shall be deemed to continue to have a permanent “investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (1) Borrower’s “investment” in such Subsidiary at the time of such redesignation, less (2) the portion (proportionate to Borrower’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by Borrower. Notwithstanding the foregoing, (a) no Unrestricted Subsidiary that has been designated as a Restricted Subsidiary may again be designated as an Unrestricted Subsidiary and (b) no Subsidiary may be designated an “Unrestricted Subsidiary” if, as a result of such designation, either (i) the Consolidated EBITDA of all Subsidiaries that are Immaterial Subsidiaries or Unrestricted Subsidiaries shall constitute, in the aggregate, more than 10.0% of the Consolidated EBITDA of Borrower and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of Borrower for which financial statements are available to the Administrative Agent pursuant to Section 6.5), or (ii) the revenues of all Subsidiaries that are Immaterial Subsidiaries or Unrestricted Subsidiaries account for, in the aggregate, more than 10.0% of the total revenues of Borrower and its Subsidiaries on a consolidated basis for the 12 month period ending on the last day of the most recent fiscal quarter of Borrower for which financial statements are available to the Administrative Agent pursuant to Section 6.5.

SECTION 7.NEGATIVE COVENANTS.

Until such time as Payment in Full has occurred, each Loan Party covenants and agrees that:

Section 7.1Borrowings and Guaranties. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, issue, incur, assume, create or have outstanding any Indebtedness, or incur liabilities under any Hedging Agreement, or be or become liable as endorser, guarantor, surety or otherwise for any Indebtedness or undertaking of any Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of

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a letter of credit which supports an obligation of another; provided, however, that the foregoing shall not restrict nor operate to prevent:

(a)the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability of the Loan Parties and their Restricted Subsidiaries owing to the Secured Parties;

(b)purchase money indebtedness and Capitalized Lease Obligations of the Loan Parties and their Restricted Subsidiaries in an aggregate amount at any time outstanding, when combined with the aggregate outstanding principal amount of all Indebtedness incurred pursuant to Section 7.1(u), not exceeding the greater of (x) $15,000,000 and (y) 16.5% of Consolidated EBITDA for the most recently ended Test Period;

(c)obligations of the Loan Parties and their Restricted Subsidiaries arising out of interest rate, foreign currency, and commodity Hedging Agreements entered into with financial institutions in connection with bona fide hedging activities in the ordinary course of business and not for speculative purposes;

(d)endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

(e)(i) intercompany indebtedness from time to time owing between the Loan Parties and (ii) intercompany indebtedness owing between Excluded Subsidiaries;

(f)intercompany indebtedness owing by a Loan Party to an Excluded Subsidiary, provided that such indebtedness shall be Subordinated Debt;

(g)Indebtedness in the form of earn-out obligations in an aggregate amount at any time outstanding not exceeding the greater of (x) $50,000,000 and (y) 50% of Consolidated EBITDA for the most recently ended Test Period;

(h)Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding for all such Persons taken together not exceeding $20,000,000;

(i)Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits (including contractual and statutory benefits) or property, casualty, liability or credit insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(j)Indebtedness in respect of bids, trade contracts (other than for debt for borrowed money), leases (other than Capitalized Lease Obligations), statutory obligations, surety, stay, customs and appeal bonds, performance, performance and completion and return of money bonds, government contracts and similar obligations, in each case, provided in the ordinary course of business;

(k)Indebtedness in respect of netting services, overdraft protection and similar arrangements, in each case, in connection with cash management and deposit accounts;

(l)Indebtedness representing deferred compensation to directors, officers, employees of any Loan Party or any Restricted Subsidiary incurred in the ordinary course of business;

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(m)Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(n)Indebtedness arising from agreements of a Loan Party or its Restricted Subsidiaries providing for indemnification, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with a Permitted Acquisition and any Acquisition consummated prior to the date hereof;

(o)Indebtedness of any Person that becomes a Restricted Subsidiary after the Closing Date and Indebtedness acquired or assumed in connection with Permitted Acquisitions, provided that (i) such Indebtedness exists at the time the Person becomes a Restricted Subsidiary or at the time of such Permitted Acquisition and is not created in contemplation of or in connection therewith and (ii) the aggregate amount of such Indebtedness shall not exceed $10,000,000;

(p)Indebtedness of the Loan Parties in an aggregate amount at any time outstanding not exceeding the greater of (x) $30,000,000 and (y) 33% of Consolidated EBITDA for the most recently ended Test Period;

(q)Indebtedness of Borrower and its Subsidiaries in an aggregate amount at any time outstanding not exceeding the greater of (x) $10,000,000 and (y) 11% of Consolidated EBITDA for the most recently ended Test Period;

(r)Indebtedness existing on the date hereof and set forth in Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof except by an amount equal to a reasonable premium or other amount paid, and reasonable fees and expenses incurred, in connection with such extension, renewal or replacement;

(s)Guarantees (i) by any Loan Party of Indebtedness otherwise permitted hereunder of any other Loan Party and (ii) by any Excluded Subsidiary of Indebtedness otherwise permitted hereunder of Borrower or any Restricted Subsidiary;

(t)customary indemnification obligations in favor of buyers of assets in connection with dispositions not prohibited hereunder;

(u)Indebtedness of Borrower and any other Restricted Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate outstanding principal amount of Indebtedness permitted by this Section 7.1(u), when combined with the aggregate outstanding principal amount of all Capitalized Lease Obligations incurred pursuant to Section 7.1(b), shall not exceed at the time of incurrence thereof, the greater of (x) $15,000,000 and (y) 16.5% of Consolidated EBITDA for the most

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recently ended Test Period; and

(v)Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit.

Section 7.2Liens. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person (including, without limitation, all intellectual property and intangible technology assets, including the platform software of such Person); provided, however, that the foregoing shall not apply to nor operate to prevent:

(a)Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, Taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with bids, tenders, contracts, surety bonds or leases to which any Loan Party or any Restricted Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

(b)mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

(c)judgment liens and judicial attachment liens not constituting an Event of Default under Section 8.1(g) and the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding;

(d)Liens on property of any Loan Party or any Restricted Subsidiary created solely for the purpose of securing indebtedness permitted by Section 7.1(b), representing or incurred to finance the purchase price of such Property, provided that no such Lien shall extend to or cover other Property of such Loan Party or such Restricted Subsidiary other than the respective Property so acquired (and accessions thereto), and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property, as reduced by repayments of principal thereon, and as increased in connection with any refinancing thereof by an amount equal to a reasonable premium or other amount paid, and reasonable fees and expenses incurred, in connection with such refinancing;

(e)any interest or title of a lessor under any operating lease, including the filing of Uniform Commercial Code financing statements solely as a precautionary measure in connection with operating leases entered into by any Loan Party or any Restricted Subsidiary in the ordinary course of its business;

(f)easements, rights-of-way, restrictions, and other similar encumbrances against real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Property subject

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thereto or materially interfere with the ordinary conduct of the business of any Loan Party or any Restricted Subsidiary;

(g)bankers’ Liens, rights of setoff and other similar Liens (including under Section 4-210 of the Uniform Commercial Code) in one or more deposit accounts maintained by any Loan Party or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(h)non-exclusive licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of any Loan Party or any Restricted Subsidiary;

(i)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto permitted by Section 7.1(l);

(j)Liens (i) on cash advances in favor of the seller of any Property to be acquired in a Permitted Acquisition to be applied against the purchase price for such Property, or (ii) consisting of an agreement to dispose of any Property in a disposition permitted under Section 7.4, in each case, solely to the extent such Acquisition or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(k)Liens on Property of a Person existing at the time such Person is acquired or merged with or into or consolidated with any Loan Party or any Restricted Subsidiary to the extent permitted hereunder (and not created in anticipation or contemplation thereof) and securing Indebtedness permitted under Section 7.1(n); provided that such Liens do not extend to Property not subject to such Liens at the time of acquisition;

(l)Liens and rights of setoff of securities intermediaries in respect of securities accounts maintained in the ordinary course of business;

(m)Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents;

(n)other Liens that do not, individually or in the aggregate, secure obligations (or encumber property with a fair market value) in excess of the greater of (x) $15,000,000 and (y) 16.5% of Consolidated EBITDA for the most recently ended Test Period, at any one time;

(o)Liens on property or assets of Borrower and the other Restricted Subsidiaries existing on the date hereof and set forth in Schedule 7.2; provided that, such Liens shall secure only those obligations which they secure on the date hereof;

(p)Liens for Taxes not yet due and payable or which are being contested in accordance with Section 6.3;

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(q)purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by Borrower or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 7.1(u), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 180 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost and the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of Borrower or any Restricted Subsidiary except for replacements, additions, accessions and improvements to such property and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof; provided, further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(r)Liens on assets and equity interests of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries that is permitted by Section 7.1 and that is otherwise non-recourse against the Loan Parties and the other Restricted Subsidiaries (other than Foreign Subsidiaries); and

(s)Liens on equity interests of any joint venture (a) securing obligations of such joint venture or (b) pursuant to the relevant joint venture agreement or arrangement, in each case so long as the obligations secured thereby are non-recourse against the Loan Parties and the other Restricted Subsidiaries.

Section 7.3Investments, Acquisitions, Loans and Advances. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to (other than for travel advances and other similar cash advances made to employees in the ordinary course of business and other than accounts receivable arising in the ordinary course of business), any other Person, or make any Acquisition, including any of the foregoing by way of division; provided, however, that the foregoing shall not apply to nor operate to prevent::

(a)investments in Cash Equivalents;

(b)existing investments in their respective Restricted Subsidiaries outstanding on the Closing Date;

(c)(i) intercompany loans and advances made by one Loan Party to another Loan Party, and (ii) intercompany loans and advances made by one Excluded Subsidiary to another Excluded Subsidiary;

(d)investments by any Loan Party and its Restricted Subsidiaries in connection with interest rate, foreign currency, and commodity Hedging Agreements entered into with financial institutions in connection with bona fide hedging activities in the ordinary course of business and not for speculative purposes;

(e)promissory notes and other non-cash consideration received in connection with dispositions permitted by Section 7.1;

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(f)investments (including debt obligations and equity interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment;

(g)Permitted Acquisitions;

(h)Guarantees constituting Indebtedness permitted by Section 7.1;

(i)bank deposits and securities accounts in the ordinary course of business;

(j)non-cash consideration received, to the extent permitted by the Loan Documents, in connection with the Disposition of Property permitted by this Agreement.

(k)investments listed on Schedule 7.3 as of the Closing Date;

(l)so long as no Event of Default shall have occurred and be continuing or would result therefrom, other investments, loans, and advances in addition to those otherwise permitted by this Section in an aggregate amount at any time outstanding not exceeding the greater of (x) $25,000,000 and (y) 27.5% of Consolidated EBITDA for the most recently ended Test Period;

(m)investments consisting of extensions of trade credit in the ordinary course of business or consistent with past practice;

(n)investments in the ordinary course of business or consistent with past practice consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(o)to the extent that they constitute investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses, sublicenses, subleases or leases of other assets, intellectual property, or other rights, in each case in the ordinary course of business;

(p)investments in any Subsidiary or any joint venture in connection with any intercompany cash management arrangement or related activities arising in the ordinary course of business so long as any concentration account or similar aggregating arrangement is in the name of a Loan Party;

(q)unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that the same are permitted to remain unfunded under applicable requirements of Law;

(r)obligations with respect to Guarantees provided by Borrower or any Restricted Subsidiary in respect of leases and/or subleases (other than Capitalized Lease Obligations) or

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of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(s)investments made by Borrower or any Restricted Subsidiary in any other Restricted Subsidiary in order to satisfy regulatory capital requirements with respect to FDIC deposit insurance

(t)investments consisting of (i) Indebtedness expressly permitted under Section 7.1(f), (ii) Dispositions expressly permitted under Section 7.4(b) or (iii) Restricted Payments expressly permitted under Section 7.6 (other than clause (vi) of the proviso to Section 7.6); and

(u)other investments so long as (1) no Event of Default shall have occurred and be continuing or would result therefrom and (2) on a pro forma basis after giving effect to such investment and any pro forma adjustments described in Section 1.6, the Total Leverage Ratio is equal to or less than 1.75 to 1.00.

provided that (i) any investment that when made complies with the requirements of the definition of the term “Cash Equivalent” may continue to be held notwithstanding that such investment if made thereafter would not comply with such requirements and (ii) any investment that is denominated in a currency other than U.S. Dollars and that was permitted at the time of investment by this covenant shall not violate this covenant thereafter due to any fluctuation in currency values. In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.

Section 7.4Mergers, Consolidations and Sales. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, be a party to any merger or, consolidation, division or amalgamation, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent:

(a)the sale or lease of inventory, or the granting of licenses, sublicenses, leases or subleases, in each case in the ordinary course of business;

(b)the sale, transfer, lease or other disposition of Property (i) of any Loan Party to another Loan Party, or (ii) of any Excluded Subsidiary to another Excluded Subsidiary;

(c)the merger of any Restricted Subsidiary into a Loan Party; provided that, in the case of any merger involving (i) Borrower, Borrower is the corporation surviving the merger or (ii) a Loan Party (other than Borrower) and an Excluded Subsidiary, such Loan Party shall be the Person surviving the merger;

(d)the merger of any Excluded Subsidiary into any other Excluded Subsidiary;

(e)the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or

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securitization transaction);

(f)the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of the relevant Loan Party or its Restricted Subsidiary, has become unnecessary, obsolete or worn out, and which is disposed of in the ordinary course of business;

(g)sales of Cash Equivalents in the ordinary course of business and for fair market value;

(h)the unwinding of any Hedging Agreement;

(i)the lapse or abandonment of intellectual property in the ordinary course of business;

(j)any single transaction or series of related transactions that involves assets or equity interests having a fair market value of less than $1,000,000;

(k)transfers of property subject to casualty or condemnation proceedings (including in lieu thereof) upon the receipt of the net cash proceeds therefor;

(l)terminations of leases, subleases, licenses and sublicenses by Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(m)sales by Borrower or any of its Restricted Subsidiaries of immaterial non-core assets acquired in connection with an Acquisition which are not used in the business of Borrower and its Restricted Subsidiaries;

(n)the statutory division of any Restricted Subsidiary so long as after giving to such division, Borrower has satisfied the requirements set forth in Section 6.10;

(o)the Disposition of Property of any Loan Party or any Restricted Subsidiary (including any Disposition of Property as part of a sale and leaseback transaction or the equity interest held in a Restricted Subsidiary) in an aggregate amount not to exceed $100,000,000 in the aggregate or $50,000,000 for any individual Disposition so long as (i) such Disposition shall be made for fair value, (ii) at least 75% of the total consideration received therefor shall consist of cash or Cash Equivalents, and (iii) no Default exists or would result therefrom;

(p)any Permitted Acquisition; and

(q)Dispositions consisting of (i) Liens expressly permitted under Section 7.2, (ii) investments expressly permitted under Section 7.3 (other than Section 7.3(t)) and (iii) Restricted Payments expressly permitted under Section 7.6 (other than clause (vi) of the proviso to Section 7.6).

Section 7.5Maintenance of Subsidiaries. No Loan Party shall assign, sell or transfer, nor shall it permit any of its Restricted Subsidiaries to issue, assign, sell or transfer, any shares of capital stock or other equity interests of a Restricted Subsidiary (other than any Excluded

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Subsidiaries); provided, however, that the foregoing shall not operate to prevent: (a) the issuance, sale, and transfer to any person of any shares of capital stock of a Restricted Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Restricted Subsidiary, (b) any transaction permitted by Section 7.4(c), (d), (j), (o) or (p), and (c) Liens on the capital stock or other equity interests of Restricted Subsidiaries granted to the Administrative Agent pursuant to the Collateral Documents.

Section 7.6Dividends and Certain Other Restricted Payments. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than dividends or distributions payable solely in its capital stock or other equity interests), (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same, or (c) make any voluntary prepayment on account of any Subordinated Debt or effect any voluntary redemption thereof with cash on hand and/or the proceeds of a Loan hereunder (collectively referred to herein as “Restricted Payments”); provided, however, that the foregoing shall not operate to prevent:

(i)the making of dividends or distributions by any Wholly Owned Subsidiary to Borrower or any of its Restricted Subsidiaries;

(ii)the making of Restricted Payments by any Restricted Subsidiary that is not a Wholly Owned Subsidiary so long as (A) no Default exists or would result from making such Restricted Payment and (B) such Restricted Payment is made to the equity holders of such Restricted Subsidiary on a pro rata basis based upon the percentage of equity in such Restricted Subsidiary held by such Restricted Subsidiary’s equity holders;

(iii)so long as no Event of Default shall have occurred and be continuing or would result therefrom, at Borrower’s election, the making of a one-time Restricted Payment for a stock repurchase program approved by the board of directors of Borrower following an equity share issuance in one fiscal year during the term of this Agreement in an aggregate amount not to exceed the lesser of $50,000,000 and 50% of Consolidated EBITDA for the most recently ended Test Period;

(iv)the making of Restricted Payments, in an aggregate amount not exceeding in any fiscal year the greater of (x) $15,000,000 and (y) 16.5% of Consolidated EBITDA for the most recently ended Test Period, provided that (A) no Event of Default shall have occurred and be continuing or would result therefrom and (B) Borrower shall be in compliance with the covenants set forth in Section 7.13 on a pro forma basis after giving effect to such Restricted Payment;

(v)the making of Restricted Payments so long as (1) no Event of Default shall have occurred and be continuing or would result therefrom and (2) on a pro forma basis after giving effect to such Restricted Payment and any pro forma adjustments described in Section 1.6, the Total Leverage Ratio is equal to or less than 1.75 to 1.00;

(vi)the making of Restricted Payments consisting of (i) investments expressly permitted under Section 7.3 (other than Section 7.3(t)) and (ii) Dispositions expressly permitted under Section 7.4 (other than Section 7.4(q)); and

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(vii)the making of Restricted Payments to Borrower by any Subsidiary of Borrower to permit Borrower to pay any income Taxes attributable to the income of such Subsidiary; provided, however, that the amount of any such Restricted Payment from any Subsidiary for any taxable period shall not exceed the amount of such income Taxes that such Subsidiary would owe for such taxable period if it were a standalone corporation.

Except with respect to Restricted Payments on account of any Subordinated Debt set forth in clause (c) above and without limiting any other provision contained herein and the other Loan Documents (including Section 7.11 hereof), payments made on account of any Indebtedness that can be converted into equity (including payments to redeem such Indebtedness prior its maturity date) shall not be deemed a Restricted Payment for purposes of this Section 7.6 until such Indebtedness is converted into equity.

Section 7.7Burdensome Contracts With Affiliates. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to such Loan Party or such Restricted Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other; provided that the foregoing restriction shall not apply to (a) transactions between or among the Loan Parties, (b) contracts, agreements and business arrangements between a Loan Party and an Excluded Subsidiary where the purchase price is the cost of such goods or services being provided pursuant to such contracts, agreements and business arrangements, (c) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.7, as such agreements may be amended, supplemented or otherwise modified to the extent such amendment, supplement or modification is not adverse to the Lenders in any material respect, (d) Restricted Payments expressly permitted by Section 7.6, (e) investments expressly permitted by Section 7.4(b), (c), (h), (k), (n), (o) or  (q), (f) payments to employees and officers of compensation in the ordinary course of business, (g) payment of fees to directors in the ordinary course of business, and (h) payments in connection with the indemnification of their respective employees, officers and directors.

Section 7.8No Changes in Fiscal Year. The fiscal year of Borrower and its Restricted Subsidiaries ends on December 31 of each year; and Borrower shall not, nor shall it permit any Restricted Subsidiary to, change its fiscal year from its present basis.

Section 7.9Change in the Nature of Business. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, engage in any business or activity if as a result the general nature of the business of such Loan Party or any of its Restricted Subsidiaries would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date.

Section 7.10No Restrictions. Except as provided herein, no Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Loan Party or any Restricted Subsidiary to: (a) pay dividends or make any other

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distribution on any Restricted Subsidiary’s capital stock or other equity interests owned by such Loan Party or any other Restricted Subsidiary, (b) pay any indebtedness owed to any Loan Party or any other Restricted Subsidiary, (c) make loans or advances to any Loan Party or any Restricted Subsidiary, (d) transfer any of its Property to any Loan Party or any other Restricted Subsidiary, or (e) guarantee the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability and/or grant Liens on its assets to the Administrative Agent as required by the Loan Documents; provided that the foregoing shall not apply to (i) restrictions and conditions existing on the date hereof identified on Schedule 7.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (ii) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or any assets pending such sale; provided, such restrictions and conditions apply only to the Restricted Subsidiary or such assets that are to be sold and such sale is permitted hereunder, (iii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted hereunder and (iv) customary provisions in leases and other contracts restricting the assignment thereof.

Section 7.11Subordinated Debt; Material Agreements. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to:

(a)amend or modify its charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents, to the extent any such amendment, modification or waiver would be adverse to the Lenders,

(b)amend or modify any of the terms or conditions relating to Subordinated Debt,

(c)make any voluntary prepayment of Subordinated Debt or effect any voluntary redemption thereof other than (i) in connection with a refinancing thereof made with the proceeds of equity or of Subordinated Debt incurred under Section 7.1(f), or (ii) made with the Loan Parties’ cash on hand and/or the proceeds of a Loan hereunder to the extent such voluntary prepayments or redemptions are permitted pursuant to Section 7.6(iii) or (iv), or

(d)make any payment on account of Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations.

Notwithstanding the foregoing, the Loan Parties or their Restricted Subsidiaries may agree to a decrease in the interest rate applicable thereto or to a deferral of repayment of any of the principal of or interest on the Subordinated Debt beyond the current due dates therefor or to any other amendment, modification, waiver or other change to the Subordinated Debt that is not materially adverse to the Lenders.

Section 7.12Use of Proceeds; Sanctions; Anti-Corruption.

(a)Borrower will not use any part of the proceeds of any Loan or any other extension of credit made hereunder to purchase equity interests in Borrower in a manner that violates or results in a violation of Regulation U.

(b)Borrower will not request any Loan or issuance of a Letter of Credit, and Borrower shall not use, and shall ensure that its Restricted Subsidiaries and Affiliates, and its or their respective directors, officers, employees and agents not use, the proceeds of any Loan or Letter of Credit, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund any activities or business of or with any Person or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of any OFAC Sanctions Programs, or (iii) in any other manner that would result in a violation of OFAC Sanctions Programs or Anti-Corruption Laws by any party hereto.

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(c)No Loan Party will, nor will it permit any Subsidiary to, violate any Anti-Corruption Law in any material respect.

Section 7.13Financial Covenants.

(a)Total Leverage Ratio. Beginning December 31, 2021, as of the last day of each fiscal quarter of Borrower, Borrower shall not permit the Total Leverage Ratio to be greater than 3.5 to 1.0.

(b)Interest Coverage Ratio. Beginning December 31, 2021, as of the last day of each fiscal quarter of Borrower, Borrower shall not permit the Interest Coverage Ratio to be less than 4.0 to 1.0.

SECTION 8.EVENTS OF DEFAULT AND REMEDIES.

Section 8.1Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a)(i) default in the payment when due of all or any part of the principal of any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation; or (ii) default in the payment when due of any interest on any Loan or of any fee or other Obligation payable hereunder or under any other Loan Document, and such failure shall continue unremedied for a period of five days;

(b)(x) default in the observance or performance of any covenant, condition or agreement set forth in Sections 6.1, 6.4, 6.5(h)(iii), 6.6, Section 7; or (y) default in the observance or performance of any covenant set forth in Section 6.5 (other than Section 6.5(h)(iii)) which (solely in the case of this clause (y)) is not remedied within fifteen (15) days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of any Loan Party or (ii) written notice thereof is given to Borrower by the Administrative Agent;

(c)default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of any Loan Party or (ii) written notice thereof is given to Borrower by the Administrative Agent;

(d)any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or

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thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;

(e)(i) any event occurs or condition exists (other than as described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or (ii) any of the Loan Documents shall for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations not be or shall cease to be in full force and effect or is declared to be null and void, or (iii) any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Administrative Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms hereof, other than, in each case, failure to maintain perfection resulting from an act by any Lender or the Administrative Agent that causes any UCC financing statement that is required to maintain such perfected first priority Lien to be terminated, or (iv) any Loan Party takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder, or (v) any Loan Party or any Restricted Subsidiary makes any payment on account of any Subordinated Debt which is prohibited under the terms of any instrument subordinating such Subordinated Debt to any Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, or any subordination provision in any document or instrument (including, without limitation, any intercreditor or subordination agreement) relating to any Subordinated Debt shall cease to be in full force and effect, or any Person (including the holder of any Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision;

(f)default shall occur under any Material Indebtedness issued, assumed or guaranteed by any Loan Party or any Significant Subsidiary, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Material Indebtedness (whether or not such maturity is in fact accelerated), or any such Material Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

(g)any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against any Loan Party or any Significant Subsidiary, or against any of their respective Property, in an aggregate amount for all such Persons in excess of $10,000,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days, or any action shall be legally taken by a judgment creditor to attach or levy upon any Property of any Loan Party or any Significant Subsidiary to enforce any such judgment;

(h)any Loan Party or any Restricted Subsidiary, or any member of its Controlled Group, shall fail to pay when due, after the expiration of any applicable grace period, an amount or amounts aggregating for all such Persons in excess of $10,000,000 which it shall have become liable to pay to the PBGC, a Plan or a Multiemployer Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $10,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by any Loan Party or any Restricted Subsidiary, or any other member of its Controlled Group,

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any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any Loan Party or any Restricted Subsidiary, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

(i)any Change of Control shall occur;

(j)any Loan Party or any Significant Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended and such proceeding shall not be dismissed, stayed or discharged within sixty (60) days of commencement, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate or similar action in furtherance of any matter described in clauses (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(k); or

(k)a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for any Loan Party or any Significant Subsidiary, or any substantial part of any of its Property, or a proceeding described in Section 8.1(j)(v) shall be instituted against any Loan Party or any Significant Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

Section 8.2Non Bankruptcy Defaults. When any Event of Default (other than those described in Section 8.1(j) or (k) with respect to Borrower) has occurred and is continuing, Administrative Agent may (and if so directed by the Required Lenders shall) by written notice to Borrower: (a) terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) demand that Borrower immediately Cash Collateralize the L/C Obligations in an amount equal to 105% of the aggregate L/C Obligations, and Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by Borrower to honor any such demand and that Administrative Agent, for the benefit of the Lenders, shall have the right to require Borrower to specifically perform such undertaking whether or not any drawings or other

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demands for payment have been made under any Letter of Credit. Administrative Agent, after giving notice to Borrower pursuant to Section 8.1(c) or this Section 8.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

Section 8.3Bankruptcy Defaults. When any Event of Default described in Section 8.1(j) or (k) with respect to Borrower has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and Borrower shall immediately Cash Collateralize the L/C Obligations in an amount equal to 105% of the aggregate L/C Obligations, Borrower acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by Borrower to honor any such demand and that the Lenders, and Administrative Agent on their behalf, shall have the right to require Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

Section 8.4Collateral Account.

(a)If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 2.7(b), Section 2.17, Section 8.2 or Section 8.3 above, Borrower shall forthwith pay the amount required to be so prepaid, to be held by Administrative Agent as provided in subsection (b) below.

(b)All amounts prepaid pursuant to subsection (a) above shall be held by Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”) as security for, and for application by Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the L/C Issuer, and to the payment of the unpaid balance of all other Obligations (and to all Hedging Liability and Funds Transfer and Deposit Account Liability). The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of Administrative Agent for the benefit of Administrative Agent, the Lenders, and the L/C Issuer. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at Borrower’s risk and expense, such deposits shall not bear interest. If (i) Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 2.7(b) and Section 2.15, if any, at the request of Borrower, Administrative Agent shall release to Borrower amounts held in the Collateral Account so long as at the time of the release and after giving effect thereto no Default exists and, in the case of Section 2.15, no Lender is a Defaulting Lender and (ii) Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 8.2 or 8.3, so long as no Letters of Credit, Commitments, Loans or other Obligations, Hedging Liability, or Funds Transfer and Deposit Account Liability remain outstanding, at the request of Borrower, Administrative Agent shall release to Borrower any remaining amounts held in the Collateral Account.

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Section 8.5Notice of Default. Administrative Agent shall give notice to Borrower under Section 8.1(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

SECTION 9.ADMINISTRATIVE AGENT.

Section 9.1Appointment and Authorization of Administrative Agent. Each Lender and the L/C Issuer hereby appoints Bank of Montreal as Administrative Agent under the Loan Documents and hereby authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Therefore, the Lenders and L/C Issuer expressly agree that Administrative Agent is not acting as a fiduciary of the Lenders or the L/C Issuer in respect of the Loan Documents, Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on Administrative Agent or any of the Lenders or L/C Issuer except as expressly set forth herein. Except as provided in Section 9.7, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and Borrower shall not have rights as a third-party beneficiary of any of such provisions.

The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential obligee of any Hedging Liability or Funds Transfer and Deposit Account Liability) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Section 9 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of Sections 9 and 11 (including Section 11.13, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.2Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity

. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as

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the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.3Action by Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate and any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

Section 9.4Consultation with Experts. Administrative Agent may consult with legal counsel (who may be counsel to Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in accordance with the advice of such counsel, accountants or experts.

Section 9.5Liability of Administrative Agent; Credit Decision.

(a)

Neither Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the

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Administrative Agent in writing by Borrower, a Lender or the L/C Issuer. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants or agreements of Borrower or any Subsidiary contained herein or in any other Loan Document; (iv) the satisfaction of any condition specified in Section 4, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; or (v) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectability hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document or of any Collateral; and Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence.

(b)

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, increase, reinstatement or renewal of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit In particular and without limiting any of the foregoing, Administrative Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Loan Documents. Administrative Agent may treat the payee of any Obligation as the holder thereof until written notice of transfer shall have been filed with Administrative Agent signed by such payee in form satisfactory to Administrative Agent. Each Lender and L/C Issuer acknowledges that it has independently and without reliance on Administrative Agent or any other Lender or L/C Issuer (or any of their Related Parties), and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to Borrower in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender and L/C Issuer to keep itself informed as to the creditworthiness of Borrower and its Subsidiaries, and Administrative Agent shall have no liability to any Lender or L/C Issuer with respect thereto.

Section 9.6Indemnity. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Section 11.13 to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss,

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claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent the L/C Issuer in its capacity as such), or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer in connection with such capacity. The obligations of the Lenders under this Section shall survive termination of this Agreement. Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to Administrative Agent or the L/C Issuer hereunder (whether as fundings of participations, indemnities or otherwise, and with any amounts offset for the benefit of Administrative Agent to be held by it for its own account and with any amounts offset for the benefit of a L/C Issuer to be remitted by Administrative Agent to or for the account of such L/C Issuer), but shall not be entitled to offset against amounts owed to Administrative Agent or the L/C Issuer by any Lender arising outside of this Agreement and the other Loan Documents.

Section 9.7Resignation of Administrative Agent and Successor Administrative Agent. Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the L/C Issuer, and Borrower. Upon any such resignation of Administrative Agent, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment within 30 days after the retiring Administrative Agent’s giving of notice of resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”) then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent, which may be any Lender hereunder or any commercial bank, or an Affiliate of a commercial bank, having an office in the United States of America and having a combined capital and surplus of at least $200,000,000; provided, that in no event shall any such successor Administrative Agent be a Defaulting Lender. With effect from the Resignation Effective Date (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of its appointment as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Loan Documents. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 9 and all protective provisions of the other Loan Documents shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

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Section 9.8L/C Issuer. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. The L/C Issuer shall each have all of the benefits and immunities (i) provided to Administrative Agent in this Section 9 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Section 9, included the L/C Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer.

Section 9.9Hedging Liability and Funds Transfer and Deposit Account Liability Arrangements. By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 11.10, as the case may be, any Affiliate of such Lender with whom Borrower or any Guarantor has entered into an agreement creating Hedging Liability or Funds Transfer and Deposit Account Liability shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral and the Guaranties as more fully set forth in Section 2.11. Without limiting the generality of the foregoing, (i) each such Affiliate shall, for the avoidance of doubt, be deemed to have agreed to the provisions of Section 9.16 and (ii) no such Affiliate shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral). Notwithstanding any other provision of this Section 9 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to Hedging Liability or Funds Transfer and Deposit Account Liability unless the Administrative Agent has received written notice of such Hedging Liability or Funds Transfer and Deposit Account Liability, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Affiliate (or Person who was a Lender or Affiliate of a Lender at the time such Person entered into an agreement with a Loan Party or other Restricted Subsidiary in respect of any Hedging Liability and/or Funds Transfer and Deposit Account Liability).

Section 9.10Designation of Additional Agents. Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

Section 9.11Authorization to Release Guarantors or Release, Subordinate or Limit Liens. Administrative Agent is hereby irrevocably authorized by each of the Lenders and the L/C Issuer to (a) release any Lien covering any Collateral that is sold, transferred, or otherwise disposed of in accordance with the terms and conditions of this Agreement and the relevant Collateral Documents (including a sale, transfer, or disposition permitted by the terms of Section 7.4 or which has otherwise been consented to in accordance with Section 11.11) and to the extent that the property being sold, transferred  or disposed of constitutes 100% of the Equity Interests of a Subsidiary, the Administrative Agent is authorized to release such Subsidiary from their

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Obligations under the Guaranty, (b) release or subordinate any Lien on Collateral consisting of goods financed with purchase money indebtedness or under a Capital Lease to the extent such purchase money indebtedness or Capitalized Lease Obligation, and the Lien securing the same, are permitted by Sections 7.1(b) and 7.2(d), (c) reduce or limit the amount of the indebtedness secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar tax, and (d) release Liens on the Collateral following termination or expiration of the Commitments and Payment in Full.   Notwithstanding the foregoing, clause (a) of the foregoing sentence shall not be applicable in the case of any Guarantor becoming an Excluded Subsidiary or ceasing to be a Subsidiary, solely as a result of a transfer of the Equity Interests of such Guarantor to an Affiliate of the Borrower that was done other than for a bona fide business purpose and in contemplation of adversely affecting the Secured Parties’ interests in the Guaranty and Collateral.

Section 9.12Authorization to Enter into, and Enforcement of, the Collateral Documents. (a) Administrative Agent is hereby irrevocably authorized by each of the Lenders and the L/C Issuer to execute and deliver the Collateral Documents on behalf of each of the Lenders and their Affiliates and the L/C Issuer and, subject to Section 11.11, to take such action and exercise such powers under the Collateral Documents as Administrative Agent considers appropriate. Each Lender and L/C Issuer acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by Administrative Agent.

(b)

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.2, 8.3 and 8.4 for the benefit of all the Lenders and the L/C Issuer; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 11.14 (subject to the terms of Section 11.5), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (a) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Sections 8.2, 8.3 and 8.4 and (b) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 11.5, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 9.13Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may

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perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Credits as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

Section 9.14Administrative Agent may File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders the L/C Issuer and the Administrative Agent under Sections 2.10 and 11.13) allowed in such judicial proceeding; and

(b)

to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 11.13.

Section 9.15Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loans, the Letters of Credit, the Commitments or this Agreement;

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(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.16Recovery of Erroneous Payments. Notwithstanding anything to the contrary in this Agreement, if at any time Administrative Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Lender, L/C Issuer or other Secured Party, whether or not in respect of an Obligation due and owing by Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount

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is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender, each L/C Issuer and each other Secured Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Lender, L/C Issuer or other Secured Party that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section 9.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Section 9.17Flood Laws.  Bank of Montreal has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”).  Bank of Montreal, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws.  However, Bank of Montreal reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements

SECTION 10.THE GUARANTEES.

Section 10.1The Guarantees. (a) To induce the Lenders and L/C Issuer to provide the credits described herein and in consideration of benefits expected to accrue to Borrower and the other Loan Parties by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Loan Party (including any Loan Party executing an Additional Guarantor Supplement) hereby unconditionally and irrevocably guarantees jointly and severally to the Secured Parties, the due and punctual payment of all present and future Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, the Reimbursement Obligations, and the due and punctual payment and performance of all other Obligations now or hereafter owed by the Loan Parties under the Loan Documents and the due and punctual payment and performance of all Hedging Liability and Funds Transfer and Deposit Account Liability, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against any Loan Party or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against such Loan Party or any such obligor in any such proceeding) (collectively, the “Guaranteed Obligations”).

(b)	Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be

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needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations. The obligations of each Qualified ECP Guarantor under this Section 10.1(b) shall remain in full force and effect until payment in full of the Hedging Liability, and Funds Transfer and Deposit Account Liability. Each Qualified ECP Guarantor intends that this Section 10.1(b) constitute, and this Section 10.1(b) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 10.2Guarantee Unconditional. The obligations of each Guarantor under this Section 10 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

(a)

any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of any Loan Party or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

(b)	any modification or amendment of or supplement to this Agreement or any other Loan Document or any agreement relating to any Guaranteed Obligations;
(c)

any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, any Loan Party or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Loan Party or other obligor or of any other guarantor contained in any Loan Document;

(d)

the existence of any claim, set off, or other rights which any Loan Party or other obligor or any other guarantor may have at any time against Administrative Agent, any Lender, the L/C Issuer or any other Person, whether or not arising in connection herewith;

(e)

any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Loan Party or other obligor, any other guarantor, or any other Person or Property;

(f)	any application of any sums by whomsoever paid or howsoever realized to any obligation of any Loan Party or other obligor, regardless of what obligations of Borrower or other obligor remain unpaid;
(g)

any invalidity or unenforceability relating to or against any Loan Party or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any agreement relating to any Guaranteed Obligations or any provision of applicable Law or regulation purporting to prohibit the payment by any Loan Party or other obligor or any other guarantor of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable under the Loan Documents or any agreement relating to any Guaranteed Obligations; or

(h)

any other act or omission to act or delay of any kind by Administrative Agent, any Lender, the L/C Issuer, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of

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any Guarantor under this Section 10.

Section 10.3Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Until such time as Payment in Full occurs, each Guarantor’s obligations under this Section 10 shall remain in full force and effect. If at any time any payment of any Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or other obligor or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 10 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

Section 10.4Subrogation. Until such time as Payment in Full occurs, each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to Payment in Full occurring, such amount shall be held in trust for the benefit of Administrative Agent, the Lenders, and the L/C Issuer (and their Affiliates) and shall forthwith be paid to Administrative Agent for the benefit of the Lenders and L/C Issuer (and their Affiliates) or be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

Section 10.5Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by Administrative Agent, any Lender, the L/C Issuer, or any other Person against any Loan Party or other obligor, another guarantor, or any other Person.

Section 10.6Limit on Recovery. Notwithstanding any other provision of this Section 10, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transactions Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Section 10, any other agreement or applicable law shall be taken into account.

Section 10.7Contribution. (a) To the extent that any Guarantor shall make a payment under this Section 10 (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the occurrence of Payment in Full, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

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(b)

As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)

This Section 10.7 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 10.7 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Section 10.

(d)

The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

(e)	The rights of the indemnifying Guarantors against other Guarantors under this Section 10.7 shall only be exercisable upon the occurrence of Payment in Full.

Section 10.8Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Loan Party or other obligor under this Agreement or any other Loan Document, or under any agreement relating to the Guaranteed Obligations, is stayed upon the insolvency, bankruptcy or reorganization of such Loan Party or such obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents, or under any agreement relating to the Guaranteed Obligations, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by Administrative Agent made at the request of the Required Lenders.

Section 10.9Benefit to Guarantors. The Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each Guarantor has a direct impact on the success of each other Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.

Section 10.10Guarantor Covenants. Each Guarantor shall take such action as Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as Borrower is required by this Agreement to prohibit such Guarantor from taking.

SECTION 11.MISCELLANEOUS.

Section 11.1No Waiver, Cumulative Remedies. No delay or failure on the part of Administrative Agent, the L/C Issuer, or any Lender, or on the part of the holder or holders of any of the Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of Administrative Agent, the L/C Issuer, the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

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Section 11.2Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

Section 11.3Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

Section 11.4Survival of Indemnity and Certain Other Provisions. All indemnity provisions and other provisions relative to reimbursement to the Lenders and L/C Issuer of amounts sufficient to protect the yield of the Lenders and L/C Issuer with respect to the Loans and Letters of Credit, including, but not limited to, Sections 3.1, 3.2, 3.3, 3.6, and 11.13, shall survive Payment in Full, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim thereunder. All such indemnity and other provisions shall be binding upon the successors and assigns of each Loan Party and shall inure to the benefit of each applicable Indemnitee and its successors and assigns.

Section 11.5Sharing of Set Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set off or application of deposit balances or otherwise, on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section, amounts owed to or recovered by the L/C Issuer in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by the L/C Issuer as a Lender hereunder.

Section 11.6Notices. (a) Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including notice by telecopy) and shall be given to the relevant party at its address, email or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to Administrative Agent and Borrower given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to any Lender shall be addressed to its address or telecopier number set forth on its Administrative Questionnaire; and notices under the Loan Documents to Borrower, any other Loan Party, Administrative Agent or L/C Issuer shall be addressed to its respective address, email or telecopier number set forth below:

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to any Loan Party:

1655 Grant Street, 10th Floor

Concord, CA 94520

Attention: Gary Zyla
Email: gary.zyla@assetmark.com

to Administrative Agent and L/C Issuer:

Bank of Montreal

115 South LaSalle Street

Chicago, Illinois 60603

Attention: Amy Prager
Telephone: 718-207-3568
Email:	amy.prager@bmo.com

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section or in the relevant Administrative Questionnaire and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section or in the relevant Administrative Questionnaire; provided that any notice given pursuant to Section 2 shall be effective only upon receipt.

(b)

Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail, FpML, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Section 2 if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or

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communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)	Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d)

Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the L/C Issuer and the other Lenders by posting the Communications on the Platform.

(e)

The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender, the L/C Issuer or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of Borrower pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or the L/C Issuer by means of electronic communications pursuant to this Section, including through the Platform.

Section 11.7Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, each of which shall constitute an original, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement and such counterpart shall be deemed to be an original hereof. The words “execution,” “signed,” “signature” and words of like import in this Agreement or any other Loan Document relating to the execution and delivery of this Agreement or such other Loan Document shall be deemed to include electronic signatures, which shall be of the same legal effect, validity or enforceability as a manually executed signature to the extent and as provided in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.8Successors and Assigns. This Agreement shall be binding upon Borrower, the Guarantors and the other Loan Parties and their successors and assigns, and shall inure to the benefit of Administrative Agent, the L/C Issuer, and each of the Lenders, and their respective successors and assigns, including any subsequent holder of any of the Obligations. Borrower,

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Guarantors and the other Loan Parties may not assign any of their rights or obligations under any Loan Document without the written consent of all of the Lenders and, with respect to any Letter of Credit or the Application therefor, the L/C Issuer.

Section 11.9Participants. Any Lender may at any time, without the consent of, or notice to, Borrower or the Administrative Agent, sell participations to any Person (other than a Defaulting Lender, a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, the Administrative Agent, the L/C Issuer and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.6 with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso of Section 11.11 that affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1 through 3.4 and 3.6 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant Section 11.10; provided that such Participant (A) agrees to be subject to the provisions of Section 2.14 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.1, 3.2 or 3.6, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 2.14 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.14 as though it were a Lender; provided that such Participant agrees to be subject to Section 11.5 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any

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notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 11.10Assignments.

(a)Any Lender may at any time assign to one or more Eligible Assignees all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans and participation interest in L/C Obligations at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (a)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans and participation interest in L/C Obligations outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and participation interest in L/C Obligations of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Administrative Agent or, if “Effective Date” is specified in the Assignment and Acceptance, as of the Effective Date) shall not be less than $5,000,000 in the case of any assignment in respect of the Revolving Credit, or $1,000,000 in the case of any assignment of a Term Loan, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Credits on a non-pro rata basis.

(iii)Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.10(a)(i)(B) and, in addition:

(A)the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof;

(B)the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit if such assignment is to a Person that is not a Lender with

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a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) the Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)in respect of the Revolving Credit, the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed).

(iv)Assignment and Acceptance.The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment) and the assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons. No such assignment shall be made to (A) Borrower or any of Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Revolver Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 11.10(b), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by

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such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 11.4 and 11.13 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.9.

(b)

Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in Chicago, Illinois, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)

Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

Section 11.11Amendments. Subject to Section 3.8, any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower, Administrative Agent and the Required Lenders (or by Borrower and the Administrative Agent with the consent of the Required Lenders), and each such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment or waiver shall:

(i)extend or increase any Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Article IV or the waiver of any Default shall not constitute an extension or increase of any Commitment of any Lender);

(ii)reduce the principal of, or rate of interest specified herein on, any Loan or any unpaid Reimbursement Obligations, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary (x) to amend the definition of “Default Rate” or to waive the obligation

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of Borrower to pay interest at the Default Rate or (y) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder);

(iii)postpone any date scheduled for any payment of principal of, or interest on, any Loan or any Reimbursement Obligation, or any fees or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby;

(iv)change Section 2.11 or Section 11.5 in a manner that would alter the order of payments or the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(v)waive any condition set forth in Section 4.1 without the written consent of each Lender;

(vi)change Section 2.2(b) in a manner that would permit the expiration date of any Letter of Credit to occur after the Commitment Termination Date without the consent of each Lender under the Revolving Credit;

(vii)change any provision of this Section or the percentage in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(viii)subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Liens (including, without limitations, Indebtedness issued under this Agreement or Liens granted under this Agreement or the other Loan Documents), as the case may be, without the prior written consent of each Lender; or

(ix)release all or substantially all of the Collateral, without the written consent of each Lender; or

(x)release the Guarantors from their Obligations under the Guaranty (other than in connection with any transaction permitted under the Loan Documents), without the written consent of each Lender;

provided, further, that no such amendment or waiver shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of (A) the Administrative Agent, unless in writing executed by the Administrative Agent and (B) the L/C Issuer, unless in writing executed by the L/C Issuer.

Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender

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may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loan may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender).

In addition, notwithstanding anything in this Section to the contrary, if the Administrative Agent and Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten Business Days following receipt of notice thereof.

Section 11.12Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 11.13Costs and Expenses; Indemnification. (a) Each Loan Party agrees to pay all reasonable and invoiced costs and expenses actually incurred by Administrative Agent in connection with the preparation, negotiation, syndication, and administration of the Loan Documents, including the reasonable and documented fees and disbursements of counsel to Administrative Agent (provided that attorneys’ fees, charges and disbursements shall be limited to (i) one outside counsel for the Administrative Agent and (ii) one local counsel in each separate relevant jurisdiction), in connection with the preparation and execution of the Loan Documents and in connection with the transactions contemplated hereby or thereby, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated, together with any fees and charges suffered or incurred by Administrative Agent in connection with periodic environmental audits, fixed asset appraisals, title insurance policies, collateral filing fees and lien searches. Each Loan Party agrees to pay to Administrative Agent, the L/C Issuer and each Lender, and any other holder of any Obligations outstanding hereunder, all reasonable and documented costs and expenses incurred or paid by Administrative Agent, the L/C Issuer, such Lender, or any such holder, including reasonable and documented attorneys’ fees (provided that attorneys’ fees, charges and disbursements shall be limited to (i) one outside counsel for Administrative Agent, the L/C Issuer or any Lender (and, in the case of a perceived or actual conflict of interest, one additional counsel to all such persons similarly situated) and (ii) one local counsel in each separate relevant jurisdiction) and disbursements and court costs, in connection with any Default hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving Borrower, any other Loan Party or any Guarantor as a debtor thereunder). Each Loan Party further agrees to indemnify Administrative Agent, the L/C Issuer, each Lender, each lead arranger and any security trustee therefor, and their respective directors, officers, employees, agents and advisors (each such Person being called an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all reasonable and documented fees and disbursements of counsel for any such

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Indemnitee and all reasonable expenses of litigation or preparation therefor, whether or not the Indemnitee is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, except to the extent that the same are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from (i) the bad faith, gross negligence or willful misconduct of such Indemnitee, or (ii) any dispute solely among Indemnitees which does not arise out of any act or omission of any Loan Party or any of its Subsidiaries. Each Loan Party, upon demand by Administrative Agent, the L/C Issuer or a Lender at any time, shall reimburse Administrative Agent, the L/C Issuer or such Lender for any legal or other expenses (including all reasonable fees and disbursements of counsel for any such Indemnitee) incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except to the extent that the same are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from (i) the bad faith, gross negligence or willful misconduct of such Indemnitee, or (ii) any dispute solely among Indemnitees which does not arise out of any act or omission of any Loan Party or any of its Subsidiaries. Borrower shall not be liable for any settlement of any proceeding giving rise to indemnified liabilities effected by any indemnified party without Borrower’s consent (which consent shall not be unreasonably withheld or delayed), but if any such proceeding is settled with Borrower’s written consent, or if there is a final non-appealable judgment of a court of competent jurisdiction in any such proceeding, Borrower agrees to indemnify and hold harmless such indemnified person in the manner set forth above. Borrower shall not, without the prior written consent of the affected indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding against any indemnified party in respect of which indemnity could have been sought hereunder by such indemnified party unless such settlement (a) includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding and (b) does not include any statement as to any admission of fault or culpability. This Section 11.13 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b)

Each Loan Party unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Indemnitee for any damages, costs, loss or expense, including response, remedial or removal costs and all fees and disbursements of counsel for any such Indemnitee, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by any Loan Party or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), (ii) the operation or violation of any Environmental Law, whether federal, state, or local, and any regulations promulgated thereunder, by any Loan Party or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), (iii) any claim for personal injury or property damage in connection with any Loan Party or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by any Loan Party or any Subsidiary made herein or in any other Loan Document evidencing or securing any Obligations or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the willful misconduct or gross negligence of the relevant Indemnitee (as determined by a court of competent jurisdiction by final and non-

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appealable judgment).
(c)

To the extent permitted by applicable Law, none of the parties to this Agreement shall assert, and each such Person hereby waives, any claim against the Administrative Agent, the L/C Issuer, any Lender or lead arranger or any other Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. None of the Administrative Agent, the L/C Issuer or any Lender or lead arranger shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

Section 11.14Set off. In addition to any rights now or hereafter granted under the Loan Documents or applicable Law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, with the prior written consent of Administrative Agent, each Lender, the L/C Issuer, each subsequent holder of any Obligation, and each of their respective affiliates, is hereby authorized by Borrower, each Loan Party and each Guarantor at any time or from time to time, without notice to Borrower, any other Loan Party or any Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated, but not including trust accounts) and any other indebtedness at any time held or owing by that Lender, L/C Issuer, subsequent holder, or affiliate, to or for the credit or the account of Borrower, any such Loan Party or any such Guarantor, whether or not matured, against and on account of the Obligations, Hedging Liability and Funds Transfer and Deposit Account Liability of Borrower, any such Loan Party or any such Guarantor to that Lender, L/C Issuer, or subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender, L/C Issuer, or subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans and other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

Section 11.15Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

Section 11.16Governing Law. This Agreement and the other Loan Documents (except as otherwise specified therein), and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Agreement or any Loan Document, and the rights and duties of the parties hereto, shall be governed by and construed and determined in accordance with the internal laws of the State of New York.

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Section 11.17Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

Section 11.18Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable Law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither Borrower, nor any other Loan Party. nor any Guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that Administrative Agent or any Lender may have received hereunder shall, at the option of Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable Law), (ii) refunded to Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither Borrower, nor any Loan Party, nor any Guarantor or endorser shall have any action against Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of the Obligations is calculated at the Maximum Rate rather than the applicable margin under this Agreement, and thereafter such applicable margin becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

Section 11.19Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as Borrower has one or more Subsidiaries. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

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Section 11.20Lender’s and L/C Issuer’s Obligations Several. The obligations of the Lenders and L/C Issuer hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders or L/C Issuer pursuant hereto shall be deemed to constitute the Lenders and L/C Issuer a partnership, association, joint venture or other entity.

Section 11.21Submission to Jurisdiction; Waiver of Venue; Service of Process. (a) BORROWER, EACH OTHER LOAN PARTY AND GUARANTORS IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR THEMSELVES AND THEIR PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, L/C ISSUER, AND LENDERS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER, LOAN PARTIES AND GUARANTORS OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

(b)

BORROWER, EACH OTHER LOAN PARTY AND GUARANTORS IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)

EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.6(a). NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 11.22Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING

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DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.23USA Patriot Act. Each Lender and L/C Issuer that is subject to the requirements of the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify, and record information that identifies each such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or L/C Issuer to identify such Loan Party in accordance with the Patriot Act.

Section 11.24Time is of the Essence. Time is of the essence of this Agreement and each of the other Loan Documents.

Section 11.25Confidentiality. Each of Administrative Agent, the Lenders, and the L/C Issuer severally agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ and its Related Parties, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower, any other Loan Party or any Subsidiary and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating Borrower or its Subsidiaries or any Credit or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credits; (h) with the prior written consent of the applicable Loan Party, (i) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to Administrative Agent, any Lender or the L/C Issuer on a non-confidential basis from a source other than Borrower, a Loan Party or any Subsidiary or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors, or (j) to entities which compile and publish information about the syndicated loan market, provided that only basic

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information about the pricing and structure of the transaction evidenced hereby may be disclosed pursuant to this subsection (j). For purposes of this Section, “Information” means all information received from Borrower, any Loan Party or any of the Subsidiaries or from any other Person on behalf of Borrower, any Loan Party or any Subsidiary relating to Borrower, any Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender or the L/C Issuer on a non-confidential basis prior to disclosure by Borrower, any Loan Party or any of their Subsidiaries or from any other Person on behalf of Borrower, any Loan Party or any of their Subsidiaries; provided that, in the case of information received from Borrower, any Loan Party or any Subsidiary, or on behalf of Borrower, any Loan Party or any Subsidiary, after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 11.26Customary Advertising Material; No Advisory or Fiduciary Responsibility.

(a)Notwithstanding anything to the contrary in Section 11.25, the Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material (including customary “tombstone” disclosure) relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties.

(b)In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:  (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the lead arrangers are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the lead arrangers, on the other hand, (ii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, each Lender and each lead arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, nor any Lender or lead arranger has any obligation to any Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, each Lender, each lead arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Lender or lead arranger has any obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each of the Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, each Lender and each lead arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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Section 11.27Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 11.28Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Liability or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regime”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under

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the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 11.28, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 11.29Amendment and Restatement; Reaffirmation. This Agreement is an amendment and restatement of the Existing Credit Agreement, it being acknowledged and agreed that as of the Closing Date all obligations outstanding under or in connection with the Existing Credit Agreement and any of the other Loan Documents (such obligations, collectively, the “Existing Obligations”) constitute obligations under this Agreement. This Agreement is in no way intended to constitute a novation of the Existing Credit Agreement or the Existing Obligations. With respect to (i) any date or time period occurring and ending prior to the Closing Date, the Existing Credit Agreement and the other Loan Documents shall govern the respective rights and obligations of any party or parties hereto also party thereto and shall for such purposes remain in full force and effect; and (ii) any date or time period occurring or ending on or after the Closing Date, the rights and obligations of the parties hereto shall be governed by this Agreement (including, without limitation, the exhibits and schedules hereto) and the other Loan Documents. From and after the Closing Date, any reference to the Existing Credit Agreement in any of the other Loan Documents executed or issued by and/or delivered to any one or more parties hereto pursuant to or in connection therewith shall be deemed to be a reference to this Agreement, and the provisions of this Agreement shall prevail in the event of any conflict or inconsistency between such provisions and those of the Existing Credit Agreement. Each of the Loan Parties confirms that on the Closing Date after giving effect to this Agreement, each Loan Document to which it is a party continues in full force and effect and is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms. EACH LOAN PARTY ACKNOWLEDGES AND AGREES THAT (A) IT HAS NO CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE LOAN DOCUMENTS AND THE

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PERFORMANCE OF ITS OBLIGATIONS THEREUNDER, OR (B)  IF IT HAS ANY SUCH CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE LOAN DOCUMENTS AND/OR ANY TRANSACTION RELATED TO THE LOAN DOCUMENTS AND/OR THE OBLIGATIONS, THE SAME ARE HEREBY WAIVED, RELINQUISHED AND RELEASED IN CONSIDERATION OF THE ADMINISTRATIVE AGENT’S AND LENDERS’ EXECUTION AND DELIVERY OF THIS AGREEMENT.

[Signature Pages to Follow]

744209099 20664705

This Credit Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

“Borrower”

ASSETMARK FINANCIAL HOLDINGS, INC.

By: /s/ Gary G. Zyla

Name: Gary G. Zyla

Title: Executive Vice President, Chief Financial Officer and Treasurer

“Guarantors”

ASSETMARK, INC.

By: /s/ Gary G. Zyla

Name: Gary G. Zyla

Title: Executive Vice President, Chief Financial Officer and Treasurer

ASSETMARK RETIREMENT SERVICES, INC.

By: /s/ Gary G. Zyla

Name: Gary G. Zyla

Title: Executive Vice President, Chief Financial Officer and Treasurer

GLOBAL FINANCIAL PRIVATE CAPITAL, INC.

By: /s/ Gary G. Zyla

Name: Gary G. Zyla

Title: Executive Vice President and Treasurer

Credit Agreement

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GLOBAL FINANCIAL ADVISORY, LLC

By: /s/ Gary G. Zyla

Name: Gary G. Zyla

Title: Vice President and Treasurer

VOYANT, INC.

By: /s/ Gary G. Zyla

Name: Gary G. Zyla

Title: Executive Vice President and Treasurer

Credit Agreement

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“Administrative Agent and L/C Issuer”

BANK OF MONTREAL, as L/C Issuer and as Administrative Agent

By: /s/Amy Prager

Name: Amy Prager

Title:   Director

“Lenders”

BANK OF MONTREAL

By: /s/Amy Prager

Name:  Amy Prager

Title:    Director

Credit Agreement

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JPMORGAN CHASE BANK, N.A.

By: /s/Jennifer M. Dunneback

Name: Jennifer M. Dunneback

Title: Executive Director

Credit Agreement

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U.S. BANK NATIONAL ASSOCIATION

By: /s/ Mark R. Cousineau

Name: Mark R. Cousineau

Title: Senior Vice President

Credit Agreement

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WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/Jocelyn Boll

Name: Jocelyn Boll

Title: Managing Director

Credit Agreement

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CAPITAL ONE, N.A.

By:/s/ Elizabeth Masciopinto

Name: Elizabeth Masciopinto

Title: Duly Auhthorized Signatory

Credit Agreement

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CIBC BANK USA

By:/s/ Chris Donahue

Name: Chris Donahue

Title: Associate Managing Director

Credit Agreement

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CUSTOMERS BANK

By: /s/Brandon Troster

Name: Brandon Troster

Title: SVP

Credit Agreement

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GOLDMAN SACHS BANK USA

By:/s/ Rebecca Kratz

Name: Rebecca Kratz

Title: Authorized Signatory

Credit Agreement

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REGIONS BANK

By:/s/ Hichem Kerma

Name: Hichem Kerma

Title: Managing Director

Credit Agreement

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TRUIST BANK

By:/s/ Richard W. Jantzen, III

Name: Richard W. Jantzen, III

Title: Vice President

Credit Agreement

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Schedule 1

Commitments

Name of Lender	Revolving Credit Commitment	Term Loan Commitment
Bank of Montreal	$55,000,000	$20,000,000
JPMorgan Chase Bank, N.A.	$48,000,000	$17,000,000
Truist Bank	$48,000,000	$17,000,000
U.S. Bank National Association.	$48,000,000	$17,000,000
Wells Fargo Bank, National Association	$48,000,000	$17,000,000
Capital One, N.A.	$33,000,000	$12,000,000
Regions Bank	$33,000,000	$12,000,000
CIBC Bank USA	$18,500,000	$6,500,000
Customers Bank	$18,500,000	$6,500,000
Goldman Sachs Bank USA	$25,000,000	-
Total	$375,000,000	$125,000,000

Credit Agreement

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SCHEDULE 5.2

Subsidiaries

Name	Jurisdiction of Organization	Percentage Ownership	Owner
AssetMark Trust Company	Arizona	100%	AssetMark Financial Holdings, Inc.
AssetMark Brokerage, LLC	Delaware	100%	AssetMark Financial Holdings, Inc.
AssetMark, Inc.	California	100%	AssetMark Financial Holdings, Inc.
AssetMark Retirement Services, Inc.	Pennsylvania	100%	AssetMark Financial Holdings, Inc.
Global Financial Private Capital, Inc.	Florida	100%	AssetMark Financial Holdings, Inc.
Global Financial Advisory, LLC	Delaware	100%	AssetMark Financial Holdings, Inc.
Voyant, Inc.	Delaware	100%	AssetMark Financial Holdings, Inc.
Voyant UK Limited	United Kingdom	100%	AssetMark Financial Holdings, Inc.
Voyant Financial Technologies, Inc.	Canada	100%	AssetMark Financial Holdings, Inc.
Voyant Australia Pty Ltd.	Australia	100%	AssetMark Financial Holdings, Inc.

Credit Agreement

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SCHEDULE 7.1

Permitted Indebtedness

None.

Credit Agreement

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SCHEDULE 7.2

Permitted Liens

None.

Credit Agreement

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SCHEDULE 7.3

Permitted Investments

None.

Credit Agreement

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SCHEDULE 7.7

Affiliate Transactions

As of September 30, 2021, AssetMark Financial Holdings, Inc. had a receivable due from Huatai Securities Co., Ltd. (“HTSC”) of $234,312, which represents the cash paid by AssetMark Financial Holdings, Inc. with respect to certain professional services incurred on behalf of HTSC related to IFRS audit fees required for HTSC’s consolidated audit.

Credit Agreement

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SCHEDULE 7.10

Permitted Restrictions

None.

744209099 20664705

Exhibit A

Notice of Payment Request

[Date]

[Name of Lender]

[Address]

Attention:

Reference is made to the Amended and Restated Credit Agreement, dated as of January 12, 2022, among AssetMark Financial Holdings, Inc., the Guarantors party thereto, the Lenders party thereto, and Bank of Montreal, as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [Borrower has failed to pay its Reimbursement Obligation in the amount of $____________. Your Revolver Percentage of the unpaid Reimbursement Obligation is $_____________] or [__________________________ has been required to return a payment by Borrower of a Reimbursement Obligation in the amount of $_______________. Your Revolver Percentage of the returned Reimbursement Obligation is $_______________.]

Very truly yours,

, as L/C Issuer

By
Name
Title

Exhibit A-1	Credit Agreement

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Exhibit B

Notice of Borrowing

Date: ____________, _____

To:	Bank of Montreal, as Administrative Agent for the Lenders parties to the Credit Agreement referred to below

Bank of Montreal

111 West Monroe Street, 17th Floor W

Chicago, IL 60603

Attention: Mirsada Krpo

Telephone: (312)-461-5417

Email: GFS.agencyUS@bmo.com

Bank of Montreal

115 South LaSalle Street

Chicago, Illinois 60603

Attention: Amy Prager

Telephone: 718-207-3568

Email:  amy.prager@bmo.com

Ladies and Gentlemen:

The undersigned, ______________________________ (the “Borrower”), refers to the Amended and Restated Credit Agreement, dated as of January 12, 2022 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among AssetMark Financial Holdings, Inc., the Guarantors party thereto, certain Lenders which are signatories thereto, and Bank of Montreal, as Administrative Agent, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.5 of the Credit Agreement, of the Borrowing specified below:

1.	The Business Day of the proposed Borrowing is ___________, ____.
2.	The aggregate amount of the proposed Borrowing is $______________.
3.	The Borrowing is being advanced under the [Revolving][Term] Credit.
4.	The Borrowing is to be comprised of $___________ of [Base Rate] [SOFR] Loans.
[5.	The duration of the Interest Period for the SOFR Loans included in the Borrowing shall be [one][three][six] month[s].]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

Exhibit B-1	Credit Agreement

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(a)

the representations and warranties of Borrower contained in Section 5 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and

(b)	no Default has occurred and is continuing or would result from such proposed Borrowing.

ASSETMARK FINANCIAL HOLDINGS, INC.

By
Name
Title

Credit Agreement

744209099 20664705

Exhibit B-1

Form of U.S. Tax Certificate

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of January 12, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AssetMark Financial Holdings, Inc., a Delaware corporation (the “Borrower”), the direct and indirect Subsidiaries of Borrower from time to time party to thereto, as Guarantors, the Lenders party thereto and Bank of Montreal, as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 3.1(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:  __________, 20[__]

Exhibit B-1	Credit Agreement

744209099 20664705

Exhibit B-2

Form of U.S. Tax Certificate

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of January 12, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AssetMark Financial Holdings, Inc., a Delaware corporation (the “Borrower”), the direct and indirect Subsidiaries of Borrower from time to time party to thereto, as Guarantors, the Lenders party thereto and Bank of Montreal, as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 3.1(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:  __________, 20[__]

Exhibit B-2	Credit Agreement

744209099 20664705

Exhibit B-3

Form of U.S. Tax Certificate

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of January 12, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AssetMark Financial Holdings, Inc., a Delaware corporation (the “Borrower”), the direct and indirect Subsidiaries of Borrower from time to time party to thereto, as Guarantors, the Lenders party thereto and Bank of Montreal, as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 3.1(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:  __________, 20[__]

Exhibit B-3	Credit Agreement

744209099 20664705

Exhibit B-4

Form of U.S. Tax Certificate

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of January 12, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AssetMark Financial Holdings, Inc., a Delaware corporation (the “Borrower”), the direct and indirect Subsidiaries of Borrower from time to time party to thereto, as Guarantors, the Lenders party thereto and Bank of Montreal, as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 3.1(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:  __________, 20[__]

Exhibit B-4	Credit Agreement

744209099 20664705

Exhibit C

Notice of Continuation/Conversion

Date: ____________, ____

To:	To:Bank of Montreal, as Administrative Agent for the Lenders parties to the Credit Agreement referred to below

Bank of Montreal

111 West Monroe Street, 17th Floor W

Chicago, IL 60603

Attention: Mirsada Krpo

Telephone: (312)-461-5417

Email: GFS.agencyUS@bmo.com

Bank of Montreal

115 South LaSalle Street

Chicago, Illinois 60603

Attention: Amy Prager

Telephone: 718-207-3568

Email:  amy.prager@bmo.com

Ladies and Gentlemen:

The undersigned, ______________________________ (the “Borrower”), refers to the Amended and Restated Credit Agreement, dated as of January 12, 2022 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among AssetMark Financial Holdings, Inc., the Guarantors party thereto, certain Lenders which are signatories thereto, and Bank of Montreal, as Administrative Agent, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.5 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

1.	The conversion/continuation date is __________, ____.
2.	The aggregate amount of the [Revolving][Term] Loans to be [converted] [continued] is $______________.
3.	The [Revolving][Term] Loans are to be [converted into] [continued as] [SOFR] [Base Rate] [Revolving][Term] Loans.
4.	[If applicable:] The duration of the Interest Period for the [Revolving][Term] Loans included in the [conversion] [continuation] shall be [one][three][six] month[s].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed conversion/continuation date, before and after giving effect thereto and to the application of the proceeds therefrom:

Exhibit C-1	Credit Agreement

744209099 20664705

(a)

the representations and warranties of Borrower contained in Section 5 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); provided, that this condition shall not apply to the conversion of an outstanding SOFR Loan to a Base Rate Loan; and

(b)	no Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

ASSETMARK FINANCIAL HOLDINGS, INC.

By
Name
Title

Exhibit D	Credit Agreement

744209099 20664705

Exhibit D-1

Term Note

Date: ____________, ______

For Value Received, the undersigned, AssetMark Financial Holdings, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to ____________________ (the “Lender”) or its registered assigns, at the principal office of Administrative Agent in Chicago Illinois (or such other location as Administrative Agent may designate to Borrower), in immediately available funds, the aggregate unpaid principal amount of the Term Loan made by the Lender to Borrower pursuant to the Credit Agreement in installments in the amounts called for by Section 2.6(a) of the Credit Agreement, together with interest on the principal amount of the Term Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is one of the Term Notes referred to in the Amended and Restated Credit Agreement, dated as of January 12, 2022, among Borrower, the Guarantors party thereto, the Lenders and L/C Issuer parties thereto, and Bank of Montreal, as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

ASSETMARK FINANCIAL HOLDINGS, INC.

By
Name
Title

Exhibit D-1	Credit Agreement

744209099 20664705

Exhibit D-2

Revolving Note

Date: ____________, ______

For Value Received, the undersigned, AssetMark Financial Holdings, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to ____________________ (the “Lender”) or its registered assigns on the Commitment Termination Date of the hereinafter defined Credit Agreement, at the principal office of Administrative Agent in Chicago Illinois (or such other location as Administrative Agent may designate to Borrower), in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement, dated as of January 12, 2022, among Borrower, the Guarantors party thereto, the Lenders and L/C Issuer parties thereto, and Bank of Montreal, as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

ASSETMARK FINANCIAL HOLDINGS, INC.

By
Name
Title

Exhibit D-1	Credit Agreement

744209099 20664705

Exhibit E

AssetMark Financial Holdings, Inc.

Compliance Certificate

To:	Bank of Montreal, as Administrative Agent under, and the Lenders and L/C Issuer parties to, the Credit Agreement described below

This Compliance Certificate is furnished to Administrative Agent, the L/C Issuer, and the Lenders pursuant to that certain Amended and Restated Credit Agreement, dated as of January 12, 2022, among us (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The undersigned hereby certifies that:

1.	I am the duly elected ____________ of AssetMark Financial Holdings, Inc.;
2.

I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.

The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4.

The financial statements required by Section 6.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

5.

The Schedule I hereto sets forth financial data and computations evidencing Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of __________________ 20___.

Exhibit E-1	Credit Agreement

744209099 20664705

ASSETMARK FINANCIAL HOLDINGS, INC.

By
Name
Title

Exhibit E-2	Credit Agreement

744209099 20664705

Schedule I
to Compliance Certificate

AssetMark Financial Holdings, Inc.

Compliance Calculations
for Credit Agreement dated as of __________

Calculations as of _____________, _______

Section 7.13(a) Total Leverage Ratio

A.
1.	Net Income for the four fiscal quarters then ending	$____________
2.	Consolidated Interest Expense for such period	$____________
3.	(x) federal, state and local income taxes for such period and (y) non-income tax expense adjustment for such period to the extent such adjustment is non-cash	$____________
4.	all amounts attributable to depreciation and amortization for such period	$____________
5.	any aggregate net loss during such period arising from the sale, exchange or other disposition of assets outside of the ordinary course of business	$____________
6.

any fees and expenses (including any transaction or retention bonus) incurred during such period, or any amortization thereof during such period, in connection with any acquisition or investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of or waiver or consent relating to any debt instrument (in each case, including transaction costs and any such transaction undertaken but not completed),

$____________
7.	up to $500,000 in an aggregate amount for such period of costs, fees and expenses of the board of directors of Borrower that are actually reimbursed by Borrower,	$____________
8.

up to $6,000,000 in an aggregate amount for such period of extraordinary, unusual or non-recurring charges (including any extraordinary, unusual or non-recurring expenses directly attributable to the implementation of cost savings initiatives), severance, relocation costs, integration and facilities’ opening costs, retention or completion bonuses, transition costs and costs related to closure/consolidation of facilities and curtailments or modifications to pension and other post-retirement employee benefit plans (including any settlement of pension liabilities) (in each case, other than those referred to in clause 9 below) in any period incurred during such period; provided that the aggregate cumulative amount for all items added pursuant to this clause 8 or clause 9 below shall not exceed 15.0% of Consolidated EBITDA (giving effect to such adjustments) for such period,

$____________
9.

up to $5,000,000 in an aggregate amount for any such period of restructuring charges and expenses for such period; provided that aggregate cumulative amount for all items added pursuant to this clause 9 and clause 8 above shall not exceed 15.0% of Consolidated EBITDA (giving effect to such adjustments) for such period

$____________

Exhibit E-3	Credit Agreement

744209099 20664705

10.

any non-cash charges or losses that have been deducted in determining Consolidated Net Income for such period in accordance with GAAP, to the extent of such deduction (other than any such non-cash charge or loss in respect of an item that increased Consolidated EBITDA in a prior period that began after the Closing Date and any such non-cash charge or loss that results from the write-down or write-off of current assets),

$____________
11.	the amount of any net losses from discontinued operations,	$____________
12.

the amount of any minority interest income consisting of subsidiary income attributable to minority equity interests of third parties in any Subsidiary that is not a Wholly Owned Subsidiary deducted from (and not added back in such period to) Consolidated Net Income,

$____________
13.	stock-based compensation award expenses,	$____________
14.	any loss attributable to deferred compensation plans or trusts,	$____________
15.

to the extent covered by insurance and actually reimbursed, or if there is reasonable evidence that such amount will in fact be reimbursed by a third party insurer (and only to the extent that such amount is in fact reimbursed) within two fiscal quarters of the date of such determination (with a deduction in the applicable future period for any amount so excluded to the extent not so reimbursed within such two fiscal quarter period), expenses, charges or losses with respect to business interruption (and if such expenses, charges or losses are added to Consolidated Net Income in determining Consolidated EBITDA, such insurance proceeds shall be excluded from Consolidated EBITDA),

$____________
16.	charges attributable to, and payments of, legal settlements, fines, judgments or orders, and	$____________
17.

any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature; and

$____________
18.	Sum of lines A1 through A17, both inclusive	$____________
B
1.	all cash payments made during such period on account of non-cash charges added to Consolidated Net Income pursuant to clause A.9 or A.10 above in a previous period,	$____________
2.	any extraordinary gains and all non-cash items of income for such period	$____________
3.	any aggregate net gain during such period arising from the sale, exchange or other disposition of assets outside of the ordinary course of business,	$____________
4.	the amount of any net gains from discontinued operations	$____________
5.

the amount of any minority interest losses consisting of subsidiary losses attributable to minority equity interests of third parties in any Subsidiary that is not a Wholly Owned Subsidiary added back to (and not deducted in such period from) Consolidated Net Income and

$____________
6.	any gain attributable to deferred compensation plans or trusts, all determined on a consolidated basis in accordance with GAAP	$____________

Exhibit E-4	Credit Agreement

744209099 20664705

7.	Sum of lines B1 through B6, both inclusive	$____________
C	Line A18 minus Line B7[1] (“Consolidated EBITDA”)[2]	$____________
D	Total Funded Debt	$____________
E	Ratio of Line D to Line C (“Total Leverage Ratio”)	____________
F	Total Leverage Ratio must not to exceed	3.5 to 1.0
G	In compliance (circle yes or no)	Yes/No

Section 7.13(b) Interest Coverage Ratio

A.
1.	Consolidated EBITDA (Line C under Total Leverage Ratio above)	$____________
2.	cash Interest Expense on all Indebtedness	$____________
3.	Ratio of Line A1 to Line A2 (“Interest Coverage Ratio”)	____________
4.	Interest Coverage Ratio must not be less than	4.0 to 1.0
	In compliance (circle yes or no)	Yes/No

1 Without duplication, and to the extent included in determining such Consolidated Net Income, any item in B1 through B6

2 provided that, for purposes of calculating Consolidated EBITDA, (A) the Consolidated EBITDA of any Acquired Business acquired by Borrower or any other Restricted Subsidiary pursuant to a Permitted Acquisition or similar investment during such period shall, to the extent reasonably determinable on a going concern basis, be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period and including the pro forma adjustments described in Section 1.6) and (B) the Consolidated EBITDA attributable to any asset sale by Borrower or any other Restricted Subsidiary during such period shall be excluded for such period (assuming the consummation of such asset sale and the repayment of any Indebtedness in connection therewith and including the pro forma adjustments described in Section 1.6 with respect to such period).

Exhibit E-5	Credit Agreement

744209099 20664705

Exhibit F

Additional Guarantor Supplement

Date: ______________, ___

Bank of Montreal, as Administrative Agent for the Lenders and L/C Issuer parties to the Amended and Restated Credit Agreement, dated as of January 12, 2022, among AssetMark Financial Holdings, Inc., as Borrower, the Guarantors referred to therein, the Lenders and L/C Issuer parties thereto from time to time, and Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

The undersigned, [name of Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a “Loan Party” and “Guarantor” for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct as to the undersigned as of the date hereof and the undersigned shall comply with each of the covenants set forth in Sections 6 and 7 of the Credit Agreement applicable to it.

Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Loan Party and Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including Section 10 thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.

The undersigned acknowledges that this Agreement shall be effective upon its execution and delivery by the undersigned to Administrative Agent, and it shall not be necessary for Administrative Agent, the L/C Issuer, or any Lender, or any of their Affiliates entitled to the benefits hereof, to execute this Agreement or any other acceptance hereof. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York.

Very truly yours,

[Name of Guarantor]

By
Name
Title

Exhibit F-1	Credit Agreement

744209099 20664705

Exhibit G

Assignment and Acceptance

Dated _____________, _____

Reference is made to the Amended and Restated Credit Agreement, dated as of January 12, 2022 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among AssetMark Financial Holdings, Inc., the Guarantors party thereto, the Lenders and L/C Issuer parties thereto, and Bank of Montreal, as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

______________________________________________________ (the “Assignor”) and _________________________ (the “Assignee”) agree as follows:

1.

The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the amount and specified percentage interest shown on Annex I hereto of the Assignor’s rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including the Assignor’s Commitment as in effect on the Effective Date and the Loans, if any, owing to the Assignor on the Effective Date and the Assignor’s Revolver Percentage of any outstanding L/C Obligations.

2.

The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Subsidiary or the performance or observance by Borrower or any Subsidiary of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3.

The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to the Lenders pursuant to Section 6.5(a) and (b) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its lending office (and address for notices) the offices set forth on its Administrative Questionnaire.

Exhibit G-1	Credit Agreement

744209099 20664705

4.

As consideration for the assignment and sale contemplated in Annex I hereof, the Assignee shall pay to the Assignor on the Effective Date in Federal funds the amount agreed upon between them. It is understood that commitment and/or letter of credit fees accrued to the Effective Date with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the Effective Date are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

5.

The effective date for this Assignment and Acceptance shall be ___________ (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to Administrative Agent for acceptance and recording by Administrative Agent and, if required, Borrower.

6.

Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7.

Upon such acceptance and recording, from and after the Effective Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

8.	This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

[Assignor Lender]

By
Name
Title

[Assignee Lender]

By
Name
Title

Accepted and consented this
____ day of _____________

Exhibit G-2	Credit Agreement

744209099 20664705

AssetMark Financial Holdings, Inc.

By
Name
Title

Accepted and consented to by the Administrative
Agent and L/C Issuer this ___ day of ________

Bank of Montreal,
as Administrative Agent and L/C Issuer

By
Name
Title

Exhibit G-3	Credit Agreement

744209099 20664705

Annex I
to Assignment and Acceptance

The assignee hereby purchases and assumes from the assignor the following interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the effective date.

Facility Assigned	Aggregate Commitment/Loans For All Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
Revolving Credit	$_____________	$_____________	_____%
Term Loan

Exhibit G-4	Credit Agreement

744209099 20664705

EXHIBIT H

Form of Increase Request

Date: __________, 20__

To:

Bank of Montreal, as Administrative Agent for the Lenders parties to the Amended and Restated Credit Agreement, dated as of January 12, 2022 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among AssetMark Financial Holdings, Inc., the Guarantors party thereto, certain Lenders which are signatories thereto, and Bank of Montreal, as Administrative Agent

Ladies and Gentlemen:

The undersigned, AssetMark Financial Holdings, Inc. (the “Borrower”), hereby refers to the Credit Agreement and requests that the Administrative Agent consent to an increase in the aggregate Revolving Credit Commitments (the “Revolver Increase”), in accordance with Section 2.17 of the Credit Agreement, to be effected [an increase in the Revolving Credit Commitment of [name of existing Lender]] [the addition of [name of new Lender] (the “New Lender”), as a Lender under the terms of the Credit Agreement]. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

After giving effect to such Revolver Increase, the Revolving Credit Commitment of the [Lender] [New Lender] shall be $__________.

[Include paragraphs 1-4 for a New Lender]

1.

The New Lender hereby confirms that it has received a copy of the Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. The New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of any Loan Party or any of its Subsidiaries or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.

2.

Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent, the New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a “Lender” under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory

Exhibit H-1	Credit Agreement

744209099 20664705

thereto.
3.	The New Lender shall deliver to the Administrative Agent a completed Administrative Questionnaire.
4.

The New Lender has delivered to the Borrower and the Administrative Agent (or is delivering to the Borrower and the Administrative Agent concurrently herewith), as required, the Tax forms referred to in Section 3.1 of the Credit Agreement.

THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Revolver Increase shall be effective when the executed consent of the Administrative Agent is received or otherwise in accordance with Section 2.17 of the Credit Agreement, but not in any case prior to __________, ____. It shall be a condition to the effectiveness of the Revolver Increase that all expenses referred to in Section 2.17 of the Credit Agreement that are related to the Revolver Increase shall have been paid.

The Borrower hereby certifies that (a) no Default has occurred and is continuing and (b) each of the representations and warranties set forth in Section 5 of the Credit Agreement and in the other Loan Documents are and remain true and correct in all material respects on the effective date of this Revolver Increase (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.

[SIGNATURE PAGES TO FOLLOW]

Exhibit H-2	Credit Agreement

744209099 20664705

Please indicate your consent to such Revolver Increase by signing the enclosed copy of this letter in the space provided below.

Very truly yours,

ASSETMARK FINANCIAL HOLDINGS, INC.

By
Name
|Title

[NEW OR EXISTING LENDER INCREASING REVOLVING CREDIT COMMITMENTS]

By
Name
Title

The undersigned hereby consents on this
__ day of __________, 20__, to the
above-requested Revolver Increase

BANK OF MONTREAL, as Administrative
Agent

By	Name Title

Exhibit H-3	Credit Agreement

744209099 20664705

EXHIBIT I

Form of Solvency Certificate

[__________], 20[__]

This Solvency Certificate is being executed and delivered pursuant to Section 4.1(a)(xiii) of the Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of January 12, 2022, among AssetMark Financial Holdings, Inc, a Delaware corporation (the “Borrower”), the direct and indirect Subsidiaries of Borrower from time to time party to thereto, as Guarantors, the lenders party thereto from time to time and Bank of Montreal, as the administrative agent; the terms defined therein being used herein as therein defined.

I, [__________], the chief financial officer of the Borrower, solely in such capacity and not in an individual capacity, hereby certify that I am the chief financial officer of the Borrower and that I am generally familiar with the businesses and assets of the Loan Parties and their Restricted Subsidiaries (taken as a whole), I have made such other investigations and inquiries as I have deemed appropriate and I am duly authorized to execute this Solvency Certificate on behalf of the Loan Parties pursuant to the Credit Agreement.

I further certify, solely in my capacity as chief financial officer of the Borrower, and not in my individual capacity, as of the date hereof and after giving effect to the Credit Agreement and the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement and the transactions contemplated thereby on the date hereof, that, the Loan Parties and their Restricted Subsidiaries, taken as a whole, are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

By:

Name:

Title:   Chief Financial Officer

Exhibit I-1	Credit Agreement

744209099 20664705